                                                                   Exhibit 10.45
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  by and among

                            COMPS INFOSYSTEMS, INC.,

                                  AOBR, INC.,

                                 LINDA HOFFMAN,

                                  GUY GOODWIN

                                      and

                                    DON GUY

                          dated as of December 4, 1998

--------------------------------------------------------------------------------

*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Act.

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page
                                                                                 ----
ARTICLE 1 DEFINITIONS...........................................................   1
      1.1   Defined Terms.......................................................   1
      1.2   Construction of Certain Terms and Phrases...........................   5

ARTICLE 2 PURCHASE AND SALE OF PURCHASED ASSETS.................................   6
      2.1   Purchase and Sale of the Company's Assets...........................   6
      2.2   Excluded Assets.....................................................   6
      2.3   Assumed Liabilities.................................................   7
      2.4   Purchase Price......................................................   7
      2.5   Allocation of Aggregate Purchase Price..............................   7
      2.6   Sales, Use and Other Taxes..........................................   7
      2.7   Title...............................................................   7
      2.8   Bulk Sales Compliance...............................................   8
      2.9   Closing.............................................................   8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS.............................  10
      3.1   Organization and Ownership of the Company...........................  10
      3.2   Authority of Sellers and the Company Principals.....................  10
      3.3   Ownership of the Business/Purchased Assets..........................  10
      3.4   The Report Agreement................................................  11
      3.5   No Conflicts........................................................  11
      3.6   Governmental Approvals and Filings..................................  11
      3.7   Books and Records...................................................  12
      3.8   Financial Statements................................................  12
      3.9   Absence of Changes..................................................  12
     3.10   No Undisclosed Liabilities..........................................  12
     3.11   Purchased Assets....................................................  12
     3.12   Intellectual Property Rights........................................  13
     3.13   Litigation..........................................................  13
     3.14   Compliance with Law.................................................  14
     3.15   Tax Matters.........................................................  14
     3.16   No Other Agreements to Sell the Business or the Purchased Assets....  14
     3.17   Exclusive Dealing...................................................  14
     3.18   [Intentionally Left Blank]..........................................  15
     3.19   Customers...........................................................  15
     3.20   Third Party Consents................................................  15
     3.21   Brokers.............................................................  15
     3.22   Disclosure..........................................................  15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER...............................  16
      4.1   Organization of Buyer...............................................  16
      4.2   Authority of Buyer..................................................  16

      4.3   Litigation..........................................................  16
      4.4   Governmental Approvals and Filings..................................  16
      4.5   No Undisclosed Liabilities..........................................  16
      4.6   Brokers.............................................................  17
      4.7   Third Party Consents................................................  17

ARTICLE 5 CONDITIONS TO THE OBLIGATIONS OF SELLERS..............................  17
      5.1   Representations, Warranties and Covenants...........................  17
      5.2   No Actions or Proceedings...........................................  17
      5.3   Consents............................................................  17
      5.4   Performance of Agreement............................................  18
      5.5   Approval of Documentation...........................................  18
      5.6   Closing Deliveries..................................................  18

ARTICLE 6 CONDITIONS TO THE OBLIGATIONS OF BUYER................................  18
      6.1   Representations, Warranties and Covenants...........................  18
      6.2   No Actions or Proceedings...........................................  18
      6.3   Due Diligence.......................................................  18
      6.4   Material Adverse Effect.............................................  18
      6.5   Consents............................................................  19
      6.6   Board Approval......................................................  19
      6.7   Company Board and Shareholder Approval..............................  19
      6.8   Performance of Agreement............................................  19
      6.9   Approval of Documentation...........................................  19
     6.10   Possible Infringement Claims........................................  19
     6.11   Closing Deliveries..................................................  19

ARTICLE 7 COVENANTS OF THE PARTIES..............................................  19
      7.1   Covenants by Sellers and Buyer......................................  19
      7.2   Covenants of Sellers................................................  21
      7.3   Covenant of Buyer...................................................  23

ARTICLE 8 ACTIONS BY THE PARTIES AFTER THE CLOSING..............................  23
      8.1   Survival of Representations, Warranties, Etc........................  23
      8.2   Indemnification.....................................................  23

ARTICLE 9 MISCELLANEOUS.........................................................  26
      9.1   Termination.........................................................  26
      9.2   Notices.............................................................  26
      9.3   Entire Agreement....................................................  27
      9.4   Waiver..............................................................  28
      9.5   Amendment...........................................................  28
      9.6   No Third Party Beneficiary..........................................  28
      9.7   No Assignment; Binding Effect.......................................  28
      9.8   Headings............................................................  28
      9.9   Severability........................................................  28
     9.10   Governing Law.......................................................  29

                                      ii

     9.11   Arbitration and Venue...............................................  29
     9.12   Expense.............................................................  29
     9.13   Construction........................................................  29
     9.14   Counterparts........................................................  29

                                      iii

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of December 4, 1998 (the "Effective Date"), by and among Comps InfoSystems, Inc., a Delaware corporation ("Buyer"), AOBR, Inc., a Texas corporation (the "Company"), Linda Hoffman, an individual ("Hoffman, and together with AOBR, "Sellers"), Guy Goodwin, an individual ("Goodwin"), and Don Guy, an individual ("Guy," and together with Goodwin, the "Company Principals).

                                    RECITALS
                                    --------

          WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated March 24, 1998, by and between Hoffman and Jones and Jones Enterprises, Inc. ("Jones and Jones") (the "Jones Agreement"), Hoffman acquired from Jones and Jones all of Jones and Jones' right, title and interest in the Business (as defined below) free and clear of all Encumbrances (as defined below), which interest equaled fifty percent (50%) of the Business;

          WHEREAS, Hoffman owned one hundred percent (100%) of the Business free and clear of all Encumbrances after her purchase of Jones and Jones' interest in the Business;

          WHEREAS, pursuant to that certain Agreement Between Linda Hoffman and AOBR, Inc., dated March 23, 1998 (the "Report Agreement"), AOBR acquired from Hoffman fifty percent (50%) of Hoffman's right, title and interest in the Business free and clear of all Encumbrances;

          WHEREAS, Sellers desire to sell to Buyer and the Company Principals desire to cause Sellers to sell to Buyer, and Buyer desires to purchase from Sellers the assets, properties and rights of Sellers to the Business as set forth in Section 2.1; and
         -----------

          WHEREAS, Buyer, Sellers and the Company Principals desire to make certain representations, warranties, covenants and agreements in connection with such purchase and sale.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  DEFINED TERMS.  As used in this Agreement, the following defined terms
          -------------
have the meanings indicated below:

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, Order (as defined below), inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority (as defined below).

          "ADVERSE CONSEQUENCE" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, Orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlements, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "AFFILIATE" means, with respect to any Person (as defined below), another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

          "ASSETS AND PROPERTIES" and "ASSETS OR PROPERTIES" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "BEST KNOWLEDGE OF SELLERS OR THE COMPANY PRINCIPALS" or "BEST KNOWN TO SELLERS OR THE COMPANY PRINCIPALS" means the knowledge of Hoffman, Goodwin, Guy, the Company or any officer or director of the Company, in each case after reasonable due inquiry and reasonable comprehensive investigation.

          "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations or condition of such Person.

          "BUSINESS" means the Hoffman Valuation Data Services, which services consists of obtaining sales information on real estate transactions, documentation for the same (in electronic form and hard copy form) and the sale of such information to the public in the form of any reports created, published and distributed related to the Hoffman Valuation Data Services (the "Report") and any other format (whether in electronic form or hard copy form), the creation, publication and distribution of such information in the Report and in any other format (whether in electronic form or hard copy form), and the assets of the Business that Buyer is licensing to the Company pursuant to the License Agreement required by Section 2.9; provided, however, Business shall not include
                      -----------  --------  -------
any assets owned by the Company or the Company Principals and not listed in
Section 2.1 below.
-----------

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "CLOSING DATE" means January 7, 1999.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property relating, directly or indirectly, to the Business or the Purchased Assets that is owned by or held by or on behalf of the Company and/or Hoffman, or exclusively licensed to, the Company or Hoffman, including without limitation all of the Company Trademarks, all proprietary techniques, procedures and routines developed to facilitate the monthly publication of the Report or any other publications using the information contained in the historical database of the Business; provided, however, that
                                                      --------  -------
Company Intellectual Property will not include (i) any software used to operate the databases of the Business and (ii) any Intellectual Property owned by the Company or the Company Principals that is not listed in Section 2.1.
                                                        -----------

          "COMPANY TRADEMARKS" means Sellers' rights to the names "Hoffman Valuation Data Services," and the "Hoffman Report" and all variations thereof, provided the word "Hoffman" is included therein, and all trademarks, trade names, service marks and goodwill associated therewith (excluding "AOBR" or the "Austin Office Building Report").

          "CONFIDENTIAL INFORMATION" means all of the following (whether or not reduced to writing and whether or not patentable or protected by copyright): (i) any and all trade secrets concerning the business and affairs of a Person, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, derivatives, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of a Person and any other information, however, documented, of a Person that is a trade secret within the meaning of any and all applicable state and federal trade secret laws; (ii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing.

          "DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article 3 hereof and certain other information called for by this Agreement.
   ---------

          "ENCUMBRANCE" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

          "FINANCIAL STATEMENTS" means the balance sheets, related statements of income and retained earnings and the general ledger of the Company related to the Business for the period from June 15, 1998 to November 15, 1998.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

          "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental or Regulatory Authority (items (i) through (iv) shall also be referred to hereinafter as the "Registered Intellectual Property"); (v) any and all trade secrets concerning the business and affairs of a Person, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of a Person and any other information, however, documented, of a Person that is a trade secret within the meaning of any and all applicable state and federal trade secret laws; (vi) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (vii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing; (viii) all industrial designs and any registrations and applications therefor throughout the world; (ix) all databases and data collections and all rights therein throughout the world; and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "LIABILITIES" means any liability (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes.

          "MATERIAL ADVERSE EFFECT" means, for any Person, a material adverse effect whether individually or in the aggregate (i) on the business, operations, financial condition, Assets and Properties, Liabilities or prospects of such Person, or (ii) on the ability of such Person to consummate the transactions contemplated hereby.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "ORDINARY COURSE OF BUSINESS" means the action of a Person (as defined below) that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

          "PERMITS" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

          "PERMITTED ENCUMBRANCE" means (i) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established and (ii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business.

          "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "TAX" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any Liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

          "TAX RETURN" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     1.2  CONSTRUCTION OF CERTAIN TERMS AND PHRASES.  Unless the context of this
          -----------------------------------------
Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE 2

                     PURCHASE AND SALE OF PURCHASED ASSETS
                     -------------------------------------

     2.1  PURCHASE AND SALE OF THE COMPANY'S ASSETS.  Subject to the terms and
          -----------------------------------------
conditions of this Agreement, at the Closing, Sellers agree to grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Sellers, free and clear of any Encumbrance or adverse claim of any kind whatsoever, all of Sellers' right, title, and interest in and to the assets, properties, rights, contracts and interests of Sellers, wherever located, that are used in or pertain to the Business, as set forth below (collectively, the "Purchased Assets"):

               (a) the historical database of the Business, in electronic and hard copy form, including, without limitation, the Report, plat maps, photographs, and sales comparable data, owned or licensed by the Company and used in the Business;

               (b) all former, current and prospective customer lists, mailing lists, telephone numbers, correspondence, vendor lists, list of billings and receivables for former and current customer accounts of the Company related to the Business set forth in Schedule 2.1(b) attached hereto (the "Business
                          ---------------
Customer Lists");

               (c) all the Books and Records of the Company relating to the Business, including without limitation, operating data, the data collection methodology, sales and other literatures, files and documents relating to the Business (the "Business Records");

               (d) all right, title and interest in and to all of the Company Intellectual Property, including, without limitation, (i) all of the Company's rights to the Company Trademarks; and (ii) the Company Intellectual Property set forth on Schedule 2.1(d) attached hereto and all improvements, modifications and
         ---------------
other Intellectual Property derived therefrom;

               (e) all licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings held by the Company, including the fictitious business name statement or other similar document, if any, filed with the Texas Secretary of State for the name "Hoffman Valuation Data Services," necessary or incidental to the conduct of the Business as set forth in Schedule 2.1(e) attached hereto (the "Business Permits"); and
         --------------

               (f) the goodwill and going concern value of the Business.

     2.2  EXCLUDED ASSETS.  Notwithstanding Section 2.1 hereof, the Purchased
          ---------------                   -----------
Assets do not include the assets set forth on Schedule 2.2 attached hereto (the
                                              ------------
"Excluded Assets").

     2.3  ASSUMED LIABILITIES.  Buyer agrees to assume, satisfy and perform when
          -------------------
due only those liabilities arising from the liabilities and obligations of the Business under the Purchased Assets which arise in the Ordinary Course of Business on or after the Closing Date (the "Assumed Liabilities"). Other than the Assumed Liabilities, Buyer is not required to, and shall not assume, pay, perform, defend, discharge or guarantee or be deemed to have assumed, paid, performed, defended or discharged or guaranteed, or otherwise be responsible for any Liability, obligation or claim of any nature of the Company or the Business, including all payment obligations and any other obligations under the Report Agreement, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, or whether arising out of acts or occurrences prior to, at or after the date hereof. Without limiting the generality of the foregoing, Sellers shall remain liable for the payment of all Liabilities, obligations or claims to personnel employed by the Company (the "Company Employees") with respect to the notice and continuation coverage requirement of Section 4980B(e) of the Code and regulations thereunder for all Company Employees whose employment is terminated for whatever reason prior to the Closing, for all the Company Employees who terminated employment prior to the Closing, payroll, overtime, accrued vacation time, holiday time, severance arrangements or worker's compensation of any nature which are accrued but unpaid as of the Closing Date or which accrued as a result of the consummation of the transactions contemplated herein.

     2.4  PURCHASE PRICE.  At the Closing, as consideration for the Purchased
          --------------
Assets, Buyer agrees to pay, or cause to be paid, an aggregate purchase price in cash of One Hundred Twenty Thousand Dollars ($120,000) (the "Purchase Price") as follows:

               (a) to AOBR, Sixty Thousand Six Hundred Twenty-Five Dollars ($60,625); and

               (b) to Hoffman, Fifty-Nine Thousand Three Hundred Seventy-Five Dollars ($59,375).

     2.5  ALLOCATION OF AGGREGATE PURCHASE PRICE.  The Purchase Price shall be
          --------------------------------------
allocated among the Purchased Assets as set forth on Schedule 2.5 attached
                                                     ------------
hereto which allocation shall be in compliance with Section 1060 of the Internal Revenue Code and Regulations. Buyer and Sellers agree (i) to report the sale of the Purchased Assets for federal and state Tax purposes in accordance with the allocations set forth on Schedule 2.5 hereto and (ii) not to take any position
                         ------------
inconsistent with such allocations on any of their respective tax returns.

     2.6  SALES, USE AND OTHER TAXES.  Sellers shall be responsible for all
          --------------------------
sales and use taxes, if any, arising out of the sale of the Purchased Assets to Buyer pursuant to this Agreement.

     2.7  TITLE.  Title to the Purchased Assets shall pass to Buyer at the
          -----
Closing and the Purchased Assets shall be at the risk of the Sellers prior to the Closing.

     2.8  BULK SALES COMPLIANCE.  Buyer hereby waives compliance by Sellers with
          ---------------------
the provisions of the bulk transfer laws of any state. Sellers and the Company Principals warrant and agree to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance. Sellers and the Company Principals shall indemnify and hold Buyer harmless from, against and in respect of (and shall on demand reimburse Buyer for) any Damages suffered or incurred by Buyer by reason of the failure of Sellers to pay or discharge such claims.

2.9  CLOSING.
     -------

        (a)  TIME AND PLACE.  The consummation of the purchase and sale of the
             --------------
Purchased Assets under this Agreement (the "Closing") shall take place by facsimile (with original signed documents to be delivered by overnight courier) at 10:00 a.m. on the Closing Date, or at such time and in such manner as the parties mutually agree.

        (b)  CLOSING DELIVERIES BY BUYER.  Buyer shall have delivered or caused
             ---------------------------
to be delivered to Sellers:

     (i) the Purchase Price to Sellers by wire transfer in immediately available funds to the accounts designated by Sellers;

     (ii) a certificate of an officer of Buyer substantially in the form of Exhibit A attached hereto to evidence compliance with Section 5.1
            ---------                                             -----------
            hereof;

     (iii) an Assignment and Assumption Agreement by and among Buyer and Sellers substantially in the form of Exhibit B attached hereto (the
                                                 ---------
            "General Assignment"), duly executed by Buyer as of the Closing
            Date;

     (iv) a License Agreement by and between Buyer and the Company for the licensing by Buyer to the Company of certain Purchased Assets necessary for the AOBR operations of the Company, substantially in the form of Exhibit C to be attached hereto (the "License
                        ---------
            Agreement"), duly executed by Buyer;

     (v) an Independent Contractor Agreement by and between Buyer and Hoffman for the transition of the Purchased Assets from the Company to Buyer (the "Independent Contractor Agreement"), which Independent Contractor Agreement shall be executed by Buyer and Hoffman by no later than December 15, 1998;

     (vi) (1) certified copies of the Certificate of Incorporation and Bylaws of COMPS and (2) certificate of good standing for COMPS issued by the appropriate governmental office of its state of incorporation and each state in which it is qualified to do business;

     (vii) such other documents as Sellers may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

     (c)  CLOSING DELIVERIES BY SELLERS.  Sellers and the Company Principals
          -----------------------------
shall have delivered or caused to be delivered to Buyer:

     (i) possession of all of the Purchased Assets, together will all files, Books and Records relating to the Purchased Assets;

     (ii)   Bill of Sale substantially in the form of Exhibit D attached hereto,
                                                      ---------
            conveying good and marketable title in all of the Purchased Assets duly executed by Sellers;

     (iii)  the General Assignment, duly executed by Sellers;

     (iv) the Non-Competition Agreements by and between Buyer and the Company, Hoffman and each Company Principal substantially in the form of Exhibit E attached hereto (the "Non-Competition Agreements"), duly
            ---------
            executed by the Company, Hoffman and each Company Principal, respectively, as of the Closing Date (the "Non-Competition Agreements");

     (v) an Intellectual Property Assignment of all of the Company Intellectual Property by and among Buyer and Sellers substantially in the form of Exhibit F attached hereto (the "Intellectual Property
                           ---------
            Assignment"), duly executed by Buyer;

     (vi) the Independent Contractor Agreement, duly executed by the Hoffman and Buyer by no later than December 15, 1998;

     (vii)  the License Agreement, duly executed by the Company;

     (viii) a certificate of an officer of the Company, Hoffman and each Company Principal substantially in the form of Exhibit G attached hereto to evidence compliance with Section 6.1 hereof; and

     (ix) (1) certified copies of the Articles of Incorporation and Bylaws of AOBR and (2) certificate(s) of good standing for AOBR issued by the appropriate governmental office of its state of incorporation and each state in which it is qualified to do business;

     (x) such other documents as Buyer may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

          Each of the Company, Hoffman and the Company Principals, jointly and severally, represent and warrant to Buyer as of the date hereof and as of the Closing, except as set forth in the Disclosure Schedule furnished to Buyer, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made in this Article 3 (provided that the disclosure in such exceptions shall be true, complete and correct), as follows:

     3.1  ORGANIZATION AND OWNERSHIP OF THE COMPANY.  The Company is a
          -----------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company is duly authorized to conduct business and is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. Sellers have full power and authority, and holds all Permits and authorizations necessary to carry on the Business and to own and use the Assets and Properties owned and used by it except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company, the Business or the Purchased Assets. Section 3.1(a) of the Disclosure Schedule
                                  --------------
lists the officers and directors of the Company. The Company has delivered to Buyer correct and complete copies of its Articles of Incorporation, bylaws, each as amended to date.

          (b) The Company Principals are the sole shareholders of the Company. All of the Company's issued and outstanding capital stock have been issued only to the Company Principals and are duly authorized, validly issued, fully paid and non-assessable, and issued in accordance with all federal and state securities laws.

     3.2  AUTHORITY OF SELLERS AND THE COMPANY PRINCIPALS.  Each Seller and
          -----------------------------------------------
Company Principal has all necessary power and authority and has taken all actions necessary to own, lease and operate its Assets and Properties and the Business as currently conducted and to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of Sellers or the Company Principals are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller and each Company Principal and constitutes a legal, valid and binding obligation of each Seller and each Company Principal enforceable against each Seller and each Company Principal in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3  OWNERSHIP OF THE BUSINESS/PURCHASED ASSETS.  Hoffman and the Company
          ------------------------------------------
each own a fifty percent (50%) interest in the Business and the Purchased Assets free and clear of all Encumbrances. Entry into this Agreement and the Consummation of the transactions contemplated hereby will not impair Sellers ownership of the Business and the Purchased Assets prior to the Closing Date or Buyer's ownership of the Business and the Purchased Assets after the Closing Date. Except for COMPS, no Person has, or will have as a result of Sellers entry into this Agreement or the consummation of the transactions contemplated hereby, any rights to the Business or the Purchased Assets.

     3.4  THE REPORT AGREEMENT.  All payment obligations and any other
          --------------------
obligations under the Report Agreement will terminate upon the Effective Date of this Agreement.

     3.5  NO CONFLICTS.  The execution and delivery by Sellers of this Agreement
          ------------
does not, and the performance by Sellers of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not (with or without the lapse of time):

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, other organizational documents or other documents, of the Company;

          (b) conflict with or result in a violation or breach of any term or provision of any law, Order, license, statute, rule or regulation applicable to any Seller or the Business or the Purchased Assets;

          (c) result in a breach of, or default under (or give rise to a right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which any of the Purchased Assets may be bound, except for such breaches or defaults as set forth in the Disclosure Schedule as to which requisite waivers or consents will have been obtained by Sellers by the Closing Date;

          (d) conflict with or result in a breach of the Report Agreement or the Jones Agreement; or

          (e) result in an imposition of any Encumbrance on the Business or the Purchased Assets.

     3.6  GOVERNMENTAL APPROVALS AND FILINGS.  No consent, approval or action
          ----------------------------------
of, filing with or notice to any or Regulatory Authority, or any other Person or entity, on the part of any Seller is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.7  BOOKS AND RECORDS.  The Business Records and all other Books and
          -----------------
Records of the Company as made available by Sellers to Buyer are true, correct and complete.

     3.8  FINANCIAL STATEMENTS.  Sellers have previously delivered to Buyer the
          --------------------
Financial Statements. The Financial Statements (i) are true, correct and complete, (ii) are in accordance with the Business Records, (iii) to the Best Knowledge of Sellers or the Company Principals, have been prepared in a manner that is not materially different from GAAP, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby.

     3.9  ABSENCE OF CHANGES.  Since the date of the Letter of Intent by and
          ------------------
between Buyer and the Company (the "LOI Date"), and up to the Closing Date, Sellers have conducted the Business only in the Ordinary Course of Business and there has not been any adverse change in, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Business or any of the Purchased Assets. Without limiting the generality of the foregoing, no event as described below has occurred since the LOI Date:

          (a) The Company has not sold, leased, transferred or assigned any of the Purchased Assets, tangible or intangible.

          (b) The Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving the Business or the Purchased Assets other than in the Ordinary Course of Business and as described in Section 3.9(b) of the Disclosure Schedule.

          (c) The Company has not granted any Encumbrance of any kind upon any of the Purchased Assets, tangible or intangible.

          (d) The Company has not granted any license or sublicense of any rights under or with respect to any Company Intellectual Property.

     3.10  NO UNDISCLOSED LIABILITIES.  Except as disclosed in the Financial
           --------------------------
Statements, there are no Liabilities or claims, nor any basis for any Liabilities or claims against, relating to or affecting the Business or the Purchased Assets, other than Liabilities incurred in the Ordinary Course of Business which have not had, and could not be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Business or the Purchased Assets.

     3.11  PURCHASED ASSETS.  Section 3.11 of the Disclosure Schedule contains a
           ----------------   ------------
complete and accurate schedule specifying the location of all of the Purchased Assets, where applicable, as of the Closing Date. The Company has good and marketable title to, or a valid leasehold interest in all of the Purchased Assets to be delivered to Buyer by Sellers, free and clear of all Encumbrances. The Purchased Assets being transferred to Buyer pursuant to this Agreement include all the Intellectual Property necessary for the ownership and operation of the Business.

     3.12  INTELLECTUAL PROPERTY RIGHTS.
           ----------------------------

          (a)  Schedule 2.1(d) lists (i) the federal registration number and
               ---------------
the date of registration of patents, trademarks and of other marks, trade names, brand names or other trade rights currently used by Sellers, including the Company Trademarks, in the conduct of the Business, (ii) all of the copyrights and all federal applications, if any, for any of the foregoing, (iii) all other Company Intellectual Property rights (including the Company Trademarks) and (iv) all Intellectual Property rights owned by any third party which are not generally commercially available and are currently used by Sellers in the conduct of the Business and whether such use is or will be pursuant to license, sublicense, agreement or permission.

          (b) Sellers have delivered to Buyer complete and accurate copies of each agreement, registration and other documents relating to the Company Intellectual Property set forth in the Disclosure Schedule.

          (c) Sellers own or possess adequate and enforceable licenses or other rights to use (a) all of the Company Intellectual Property rights and (b) all other patents, trademarks, service marks, brand names and tradenames, all applications for any of the foregoing, all other trade secrets, designs, plans, specifications and other Intellectual Property rights of every kind that are used in, possessed by or necessary for the conduct of the Business by it. Entry into this Agreement and consummation of the transactions contemplated hereby will not impair Seller's ownership or use of the Company Intellectual Property. No Person has a right to receive a royalty or similar payment in respect of any item of Company Intellectual Property pursuant to any contractual arrangements entered into by the Company. Sellers have not granted any license, sublicense or other similar agreement relating in whole or in part to any Company Intellectual Property. No Seller has received any notice that the Company's or Hoffman's or any third party's use of any item of Intellectual Property is interfering with, infringing upon or otherwise violating the rights of the Company, Hoffman or any third party in or to such Intellectual Property, and no proceedings have been instituted against or notices received by any Seller alleging that use or proposed use of any item of the Intellectual Property by the Company, Hoffman or any third party infringes upon or otherwise violates any rights of the Company, Hoffman or a third party in or to such Intellectual Property.

     3.13  LITIGATION.  There are no Actions or Proceedings pending or, to the
           ----------
Best Knowledge of Sellers or the Company Principals, threatened or anticipated against, relating to or affecting (i) either Seller, the Purchased Assets or the Business or (ii) the transactions contemplated by this Agreement, and there is no basis for any such Action or Proceeding. Since the inception of the Report and the Business (regardless of who owned or operated the Report or the Business), there have been no Actions or Proceedings against, relating to or affecting the Report, the Purchased Assets or the Business. No Seller is in default with respect to any Order relating to the Company, Hoffman, the Business or the Purchased Assets, and there are no unsatisfied judgments against any Seller, the Business or the Purchased Assets.

     3.14  COMPLIANCE WITH LAW.  Sellers and the Company Principals are in
           -------------------
compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, except where the failure to comply, in each instance and in the aggregate, would not be expected to result in a Material Adverse Effect on the Business or the Purchased Assets. Neither Sellers nor the Company Principals have not received any written notice to the effect that, or otherwise have been advised that, any of them are not in compliance with any of such laws, statutes, Orders, ordinances or regulations, where the failure to comply would be expected to result in a Material Adverse Effect on the Business or the Purchased Assets.

     3.15  TAX MATTERS.  All Taxes, including, without limitation, income,
           -----------
property, sales, use, franchise, value added, employees, income withholding, social security and other employee-related taxes, imposed by the United States, by any state, municipality, other local government or other subdivision or instrumentality of the United States, or by any foreign country or any state or other government thereof, or by any other taxing authority, that are due and payable by the Company or Hoffman and all interest and penalties thereon, whether disputed or not, and which would result in the imposition of an Encumbrance on the Purchased Assets, the Company, Hoffman or against Buyer, other than Taxes which are not yet due and payable, have been paid in full or contested in appropriate proceedings. All Tax Returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by the Company or Hoffman with respect to the Company Employees' withholding or other taxes have been duly made. Sellers are not delinquent in the payment of any tax, assessment or governmental charge or deposits which would result in the imposition of an Encumbrance on the Company, Hoffman or the Purchased Assets or against Buyer, and the Company and Hoffman have no tax, deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim, which would result in the imposition of any Encumbrances on the Company, Hoffman, the Business, the Purchased Assets or against Buyer.

     3.16  NO OTHER AGREEMENTS TO SELL THE BUSINESS OR THE PURCHASED ASSETS.
           ----------------------------------------------------------------
Neither the Company nor the Company Principals nor any affiliate or representative of the Company has any obligation, absolute or contingent, to any other person or firm to sell or encumber the Business, the Purchased Assets or to effect any sale, consolidation or other reorganization of the Business or to enter into any agreement with respect thereto, nor has any such party had any discussion with any third party regarding any of the foregoing.

     3.17  EXCLUSIVE DEALING.  Sellers and the Company Principals represent and
           -----------------
warrant that they are not entertaining any bids, inquiries or other offers toward a transaction with any other entity that would affect the ownership of the Business or the Purchased Assets, and that they will continue not to do and will not orally or in writing agree to any such transaction until this Agreement has been terminated. Any such offers or indications of interest received by Sellers or the Company Principals will be promptly disclosed to Buyer.

     3.18  [INTENTIONALLY LEFT BLANK].
           --------------------------

     3.19  CUSTOMERS.
           ---------

           (a)  The Company has previously provided to Buyer a true
and correct list of the Business' customers during the 1997 fiscal year and for the eleven-month period ended November 15, 1998. Except as set forth in Section
                                                                        -------
3.19 of the Disclosure Schedule, since November 13, 1998, no single customer or
----
group of affiliated customers contributing more than $250 per month to the gross revenues of the Business has stopped doing business with the Company or Hoffman, and to the Best Knowledge of Sellers and the Company Principals, no such customer has an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 1997 with the Company or Hoffman.

           (b) The Company has delivered to Buyer all of the billings/invoices for the services of Business charged to the customers of the Business for the period between April 1, 1998 and November 13, 1998 (the "Billings"). The Billings are (i) true, correct and complete, (ii) in accordance with the Business Records and (iii) fairly present billing information and related operations of the Business.

     3.20 THIRD PARTY CONSENTS. No consent, approval or authorization of any third party on the part of any Seller or Company Principal is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in Section 3.20 of the Disclosure Schedule.
                                ------------

     3.21  BROKERS.  No Seller or Company Principal has retained any broker in
           -------
connection with the transactions contemplated hereunder. Buyer does not have any nor will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of any Seller or Company Principal.

     3.22  DISCLOSURE.  The representations and warranties by Sellers and the
           ----------
Company Principals in this Agreement and the statements contained in the Disclosure Schedule, the other schedules, certificates, exhibits and other writings furnished and to be furnished by Sellers or Company Principals to Buyer pursuant to this Agreement do not and will not contain any untrue statement of material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing, as follows:

     4.1  ORGANIZATION OF BUYER.  Buyer is a corporation duly organized, validly
          ---------------------
existing, and in good standing under the laws of the State of Delaware. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Buyer. Buyer has full power and authority, and holds all Permits and authorizations necessary, to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such power and authority or to hold such license, permit or authorization would not have a Material Adverse Effect on Buyer.

     4.2  AUTHORITY OF BUYER.  Buyer has all necessary corporate power and
          ------------------
corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  LITIGATION.  There are no Actions or Proceedings pending, or to the
          ----------
knowledge of Buyer, threatened or anticipated against, relating to or affecting Buyer's ability to consummate the transactions contemplated by this Agreement and perform any of its obligations under this Agreement, and to the knowledge of Buyer, there is no basis for any such Action or Proceedings. Buyer is not in default with respect to any Order, and there are no unsatisfied judgments against Buyer.

     4.4  GOVERNMENTAL APPROVALS AND FILINGS.  No consent, approval or action
          ----------------------------------
of, filing with or notice to any Governmental or Regulatory Authority on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.5  NO UNDISCLOSED LIABILITIES.  There are no Liabilities or claims, nor
          --------------------------
any basis for any material Liabilities or claims against Buyer, its officers or directors, other than Liabilities incurred in the Ordinary Course of Business which have not had, and, to the knowledge of Buyer, could not be expected to result, individually or in the aggregate, in an Adverse Effect on Buyer.

     4.6  BROKERS.  Buyer has not retained any broker in connection with the
          -------
transactions contemplated hereunder. Sellers have no and will have no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Buyer.

     4.7  THIRD PARTY CONSENTS.  No consent, approval or authorization of any
          --------------------
third party on the part of Buyer is required in connection with the consummation of the transactions contemplated hereunder.

                                   ARTICLE 5

                   CONDITIONS TO THE OBLIGATIONS OF SELLERS
                   ----------------------------------------

          The obligations of Sellers to effect the transactions contemplated hereby are subject to the satisfaction, at or before the Closing, of each of the following conditions:

     5.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.  All representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date and Buyer shall have performed all agreements and covenants required to be performed by them prior to or on the Closing Date.

     5.2  NO ACTIONS OR PROCEEDINGS.  No Actions or Proceedings shall have been
          -------------------------
instituted or threatened which question the validity or legality of the transactions contemplated hereby.

     5.3  CONSENTS.  All Permits, authorizations, consents, approvals and
          --------
waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Buyer to perform its obligations hereunder and to consummate the transactions contemplated hereby shall have been obtained.

     5.4  PERFORMANCE OF AGREEMENT.  All covenants, conditions and other
          ------------------------
obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with, or waived by Sellers at or prior to the Closing.

     5.5  APPROVAL OF DOCUMENTATION.  The form and substance of all
          -------------------------
certificates, instruments, exhibits, schedules and other documents delivered to or to be delivered to Sellers under this Agreement shall be reasonably satisfactory to Sellers and their counsel.

     5.6  CLOSING DELIVERIES.  Buyer shall have executed and delivered the
          ------------------
documents required to be executed and delivered by Buyer pursuant to Section
                                                                     -------
2.9(b) above.
------

                                   ARTICLE 6

                     CONDITIONS TO THE OBLIGATIONS OF BUYER
                     --------------------------------------

          The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     6.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.  All representations and
          -----------------------------------------
warranties of Sellers and the Company Principals contained in this Agreement shall be true and correct on and as of the Closing Date and Sellers and the Company Principals shall have performed all agreements and covenants required to be performed by them prior to or on the Closing Date.

     6.2  NO ACTIONS OR PROCEEDINGS.  No Actions or Proceedings shall have been
          -------------------------
instituted or threatened which question the validity or legality of the transactions contemplated hereby.

     6.3  DUE DILIGENCE.  The results of an investigation of the Company, the
          -------------
Business and the Purchased Assets by Buyer, its counsel and other advisors shall have been received and completed by Buyer.

     6.4  MATERIAL ADVERSE EFFECT.  Sellers and the Company Principals shall not
          -----------------------
have acted or caused any Person to have acted in any manner which has created or could reasonably create any Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets, nor shall there be any event or development which, individually or together with other such events, could reasonably be expected to result in an Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets.

     6.5  CONSENTS.  All Permits, authorizations, consents, approvals and
          --------
waivers from third parties (including without limitation required consents set forth on Section 3.20 of the Disclosure Schedule) and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Sellers to perform their obligations hereunder and to consummate the transactions contemplated hereby shall have been obtained.

     6.6  BOARD APPROVAL.  Buyer shall have received the approval of this
          --------------
Agreement and the terms and conditions herein by its Board of Directors.

     6.7  COMPANY BOARD AND SHAREHOLDER APPROVAL.  The Company shall have
          --------------------------------------
received the approval of this Agreement and the terms and conditions herein by its Board of Directors and a majority of its shareholders.

     6.8  PERFORMANCE OF AGREEMENT.  All covenants, conditions and other
          ------------------------
obligations under this Agreement which are to be performed or complied with by Sellers shall have been fully performed and complied with at or prior to the Closing.

     6.9  APPROVAL OF DOCUMENTATION.  The form and substance of all
          -------------------------
certificates, instruments, exhibits, schedules and other documents delivered to or to be delivered to Buyer under this Agreement shall be reasonably satisfactory to Buyer and its counsel.

     6.10  POSSIBLE INFRINGEMENT CLAIMS.  All matters which, in the discretion
           ----------------------------
of Buyer, may result in a litigation matter related to the Business or the Purchased Assets shall have been resolved in a manner satisfactory to Buyer.

     6.11  CLOSING DELIVERIES.  Sellers shall have executed and delivered the
           ------------------
documents required to be executed and delivered by Sellers pursuant to Section
                                                                       -------
2.9(c) above.
------

                                   ARTICLE 7

                           COVENANTS OF THE PARTIES
                           ------------------------

     7.1  COVENANTS BY SELLERS AND BUYER.  Prior to the Closing Date, Sellers
          ------------------------------
and Buyer covenant to act as follows:

               (a)  NOTIFICATION OF CERTAIN MATTERS.  Each of the parties shall
                    -------------------------------
give prompt notice to the other party, of (i) the discovery of a fact or facts of which the notifying party has actual knowledge which cause any of the representations, warranties or statements made by it or him or in an any exhibit, schedule or other document delivered pursuant to this Agreement, to be false or misleading or omit any facts necessary in order to make such representations, warranties or statements not false or misleading; (ii) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty made by them in this Agreement to be untrue or inaccurate any time from the date of this Agreement to the Closing Date; and (iii) any failure of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder. Each party hereto shall use all reasonable efforts to remedy any failure on its or his part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him/her hereunder. During the period from the date of this Agreement to the Closing Date, Sellers will promptly notify Buyer of any material change in, or outside of, the Ordinary Course of Business of the Company, the Business or the Purchased Assets and of any Governmental or Regulatory Authority complaints, investigative hearings, or the institution, threat (to the extent Sellers has or should have Knowledge of such threat) or settlement of litigation, in each case involving an amount in excess of $5,000 and relating to the Company, the Business or the Purchased Assets, and shall keep Buyer fully informed in reasonable detail of such events. Sellers shall not enter into any settlements over $5,000 in connection with any such litigation without the prior written consent of Buyer.

               (b)  REASONABLE COMMERCIAL EFFORTS.  Subject to the terms and
                    -----------------------------
conditions of this Agreement, each of the parties hereto will use its reasonable commercial efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays or otherwise which are necessary to the consummation of the transactions contemplated by this Agreement.

               (c)  CONFIDENTIALITY.
                    ---------------

             (i) Except as and to the extent required by law, the parties hereto will not disclose or use, and will direct their respective representatives not to disclose or use to the detriment of the other parties, any Confidential Information with respect to such other party furnished, or to be furnished, by such other party or its representatives to the disclosing party or its representatives at any time or in any manner other than in connection with the transaction contemplated in this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any information which is generally known to the public or to companies in businesses similar to the Business, or which later, through no act of the disclosing party, becomes generally known.

             (ii) Upon consummation of this Agreement, Sellers shall (a) return to Buyer, or shall destroy in a manner satisfactory to Buyer, all tangible forms of such Confidential Information, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by or on behalf of Sellers or any of its directors, officers, employees, advisors or representatives that incorporate or are derived from such Confidential Information, and (b) immediately cease, and shall cause its directors, officers, employees, partners, advisors and representatives to cease, use of such Confidential Information as well as any information or materials that incorporate or are derived from such Confidential Information.

            (iii) In the event this Agreement is terminated prior to the consummation of the transaction contemplated hereunder, the party receiving any such Confidential Information shall (a) return to the party disclosing the same, or shall destroy in a manner satisfactory to such disclosing party, all tangible forms of such Confidential Information, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by or on behalf of the receiving party or any of its directors, officers, employees, advisors or representatives that incorporate or are derived from such Confidential Information, and (b) immediately cease, and shall cause its directors, officers, employees, partners, advisors and representatives to cease, use of such Confidential Information as well as any information or materials that incorporate or are derived from such Confidential Information.

          (d)  PUBLIC ANNOUNCEMENTS.  Sellers, the Company Principals and Buyer
               --------------------
shall not issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior consent of the other parties, except as may be required by applicable law upon the advice of counsel, and any such press release issued by Sellers, the Company Principals or Buyer shall not disclose any information regarding the terms or the Purchase Price of the transactions contemplated by this Agreement.

     7.2  COVENANTS OF SELLERS.  Prior to the Closing Date, Sellers covenant to
          --------------------
act as follows:

          (a)  MAINTENANCE OF BUSINESS PRIOR TO CLOSING.  Except as otherwise
               ----------------------------------------
contemplated by this Agreement, during the period from the Effective Date to the Closing Date, Sellers have conducted and will continue to conduct the Business in accordance with its Ordinary Course of Business and seek to preserve its current relationships with the customers and other persons with whom it has business relations to the extent consistent with its Ordinary Course of Business. Without limiting the generality of the foregoing and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of Buyer, Sellers will not, and the Company Principals will cause Sellers not to, with respect to the Business and the Purchased Assets:

       (i) (A) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of the Business or any Purchased Assets or (B) permit any Encumbrance on the Business or any Purchased Assets;

       (ii) make any changes to the accounting methods, principles or practices applicable to the Company;

       (iii) permit any damage, destruction or casualty loss, whether covered by insurance or not, material to the Business taken as a whole, or to any Purchased Assets;

       (iv) take or omit to take any action in violation or contravention of any provision of Section 3.9 above or any other representation or
                               -----------
              warranty hereunder;

       (v) agree, whether in writing or orally, whether formally or informally, to engage in any of the actions described in clauses
                                                                       -------
              (i) through (iv) of this Section 7.2(a).
              ---         ----         --------------

               (b)  INVESTIGATION BY BUYER.  Sellers shall allow Buyer, at its
                    ----------------------
own expense during regular business hours, or otherwise with the consent of Sellers (which consent shall not be unreasonably withheld), to make such inspection of the Company and the Business and to inspect (and, if applicable, make copies of) Books and Records, offices and other facilities of the Company as requested by Buyer and reasonably necessary for or reasonably related to the operation of the Business, including historical financial information, concerning the Business; provided, however, that any information obtained from
                         --------  -------
the Sellers is subject to the obligations imposed by Section 7.1(c) above.
                                                     --------------

               (c)  CONSENTS.  As soon as practicable, Sellers will commence all
                    --------
reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete consummation of the transactions contemplated hereby by the Closing Date.

               (d)  TRANSITION PERIOD.  From the Effective Date until all of the
                    -----------------
Purchased Assets are transferred to Buyer in a manner satisfactory to Buyer (the "Transfer Period"), Sellers and the Company Principals shall use their best efforts to completely transfer the Purchased Assets to Buyer, including without limitation facilitating the transfer of customers to Buyer, the development of press releases or any other actions the Buyer deems necessary, so that Buyer shall have full use of the Purchased Assets in the same manner and to the same extent that the Company used the Purchased Assets on the Effective Date. Notwithstanding the foregoing, all costs, expenses and revenues arising from the Purchased Assets during the period from the Effective Date to the Closing Date shall belong to the Company.

               (e)  CESSATION OF USE OF THE COMPANY TRADEMARKS AND PURCHASED
                    --------------------------------------------------------
ASSETS.  On the Closing Date, Sellers and the Company Principals shall cease
------
using (i) the Company Trademarks and any variations thereof in any capacity and
(ii) subject to the terms of the License Agreement, all Purchased Assets including without limitation all databases for the Business, and will assign to Buyer all rights in and to the Company Trademarks and the Purchased Assets.

     7.3  COVENANT OF BUYER.  As soon as practicable after the Effective Date
          -----------------
and prior to the Closing Date, Buyer covenants to act as follows: Buyer will commence all reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete consummation of the transactions contemplated hereby by the Closing Date.

                                   ARTICLE 8

                   ACTIONS BY THE PARTIES AFTER THE CLOSING
                   ----------------------------------------

     8.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.  The representations,
          --------------------------------------------
warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder notwithstanding any investigation, analysis or evaluation by Buyer or its designees of the Purchased Assets, Business, operations or condition (financial or otherwise) of the Company and the Purchased Assets and thereafter the representations and warranties of Sellers shall continue to survive in full force and effect for a period of two (2) years after the Closing Date.

     8.2  INDEMNIFICATION.
          ---------------

               (a)  BY HOFFMAN AND COMPANY PRINCIPALS.  Subject to the
                    ---------------------------------
limitations set forth in Section 8.2(d) below, Hoffman and the Company
                         --------------
Principals shall jointly and severally, indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents, successors and assigns (collectively the "BUYER GROUP") from and against any and all costs, losses (including, without limitation, diminution in value), Liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "DAMAGES"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by Sellers in or pursuant to this Agreement, (ii) Actions or Proceedings set forth in the Disclosure Schedule or (iii) any Liabilities of Sellers which relates to the Business and arises out of transactions entered into or events occurring prior to the Closing; however, such indemnification shall exclude any loss in revenue due to any customers of the Business prior to the Closing Date not remaining customers of the Business after the Closing Date.

               (b)  BY BUYER.  Buyer shall indemnify, defend and hold harmless
                    --------
Sellers and the Company's officers, employees, agents, successors and assigns from and against any and all costs, losses (including, without limitation, diminution in value), Liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement.

               (c) DEFENSE OF CLAIMS. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten
(10) days after the service of the citation or summons); provided, however, that
                                                         --------  -------
the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within fifteen (15) days after receipt of notice thereof pursuant to this
Section 8.2, or (ii) the named parties to such Action or Proceeding include both
-----------
the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or
--------  -------
settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 8.2 and for any final judgment (subject to any right of appeal), and the
-----------
indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

               Subject to the limitations set forth in Section 8.2(d) below,
                                                       --------------
regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 8.2.
                      -----------

               The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided,
                                                                       --------
however, that the indemnified party may, at its own cost, participate in the
-------
investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
Section 8.2 as such expenses become due.  In the event such expenses are not so
-----------
paid, the indemnified party shall be entitled to settle any Action or Proceeding under this Section 8.2 without the consent of the indemnifying party and without
           -----------
waiving any rights the indemnified party may have against the indemnifying party.

         (d)  LIMITATION ON INDEMNIFICATION.
              -----------------------------

           (i) Hoffman and the Company Principal shall not have liability for amounts payable to any member of the Buyer Group pursuant to her or its indemnification obligations in this Article 8 until
                                                                 ---------
                  the total of all Damages of the Buyer exceeds Ten Thousand Dollars ($10,000) in the aggregate (the "Threshold Amount"), after which the indemnification obligations of Hoffman and the Company Principals shall include all such Damages as if this
                  Section 8.2(d)(i) were not part of this Agreement.
                  -----------------

           (ii) Buyer shall not have liability for amounts payable to any Seller or Company Principal pursuant to its indemnification obligations in this Article 8 until the total of all Damages
                                      ---------
                  of the Sellers and the Company Principals exceeds Ten Thousand Dollars ($10,000) in the aggregate (the "Threshold Amount"), after which the indemnification obligations of Buyer shall include all such Damages as if this Section 8.2(d)(i) were not
                                                      -----------------
                  part of this Agreement.

           (iii) Hoffman and the Company Principal shall not have liability to any member of the Buyer Group pursuant to his or her indemnification obligations in this Article 8 to the extent
                                                      ---------
                  that the total of all Damages paid by Hoffman and the Company Principals in the aggregate to members of the Buyer Group pursuant to such indemnification obligations exceeds One Hundred Twenty Thousand Dollars ($120,000). Buyer shall not have liability to any Seller or Company Principal pursuant to its indemnification obligations in this Article 8 to the
                                                          ---------
                  extent that the total of all Damages paid by Buyer in the aggregate to Sellers and the Company Principals pursuant to such indemnification obligations exceeds One Hundred Twenty Thousand Dollars ($120,000). Hoffman shall not have liability to any member of the Buyer Group pursuant to her indemnification obligations in this Article 8 to the extent
                                                      ---------
                  the total of all Damages paid to members of the Buyer Group by Hoffman exceeds Sixty Thousand Dollars ($60,000), and each of the Company Principals shall not have liability to any member of the Buyer Group pursuant to such Company Principal's liability obligation in this Article 8 to the extent the total
                                               ---------
                  of all damages paid to the member of the Buyer Group by such Company Principal exceeds Thirty Thousand Dollars ($30,000). Notwithstanding the foregoing, this clause (iii) shall
                                                      ------------
                  not apply to any intentional breach by any Seller or Company Principal of any representation, warranty, covenant or agreement of such Seller or Company Principal.

                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

     9.1  TERMINATION.  This Agreement may be terminated at any time prior to
          -----------
Closing:

             (a) by mutual consent of the parties hereto;

             (b) by Sellers, if (i) any condition precedent to Sellers' obligations hereunder is not satisfied and such condition is not waived by Sellers at or prior to the Closing Date or (ii) there has been a material violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by Sellers; or

             (c) by Buyer if (i) any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date or (ii) there has been a material violation or breach by Sellers of any covenant, agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by Buyer;

             (d) In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

             (e) In the event of termination of this Agreement as provided in this Section 9.1, this Agreement shall forthwith become void and there shall be
     -----------
no liability or obligations on the part of Buyer or Sellers; provided, however,
                                                             --------  -------
that (i) each party shall remain liable for any breaches of this Agreement prior to its termination and (ii) the provisions of Section 7.1(c) and Article 9 of
                                              --------------     ---------
this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     9.2  NOTICES.  All notices, requests and other communications hereunder
          -------
must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

          IF TO SELLERS OR THE COMPANY PRINCIPALS:

               AOBR, Inc.
               8303 North Mopac, Suite B-325
               Austin, TX  78759
               Facsimile No:  (512) 346-4873
               Attention:  Linda Hoffman and Guy Goodwin

          IF TO BUYER, TO:

               Comps InfoSystems, Inc.
               9888 Carroll Centre Road, Suite 100
               San Diego, CA  92126-4580
               Facsimile No:  (619) 684-3292
               Attention:  Christopher Crane

          with copies to:

               Brobeck, Phleger & Harrison LLP
               550 West "C" Street
               Suite 1300
               San Diego, CA  92101
               Facsimile No.:  (619) 234-1966
               Attention:  Craig S. Andrews, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.2, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9.2, be deemed given upon receipt, and (iii) if
                 -----------
delivered by mail in the manner described above to the address as provided in this Section 9.2, be deemed given upon receipt (in each case regardless of
     -----------
whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     9.3  ENTIRE AGREEMENT.  This Agreement (and all Exhibits and Schedules
          ----------------
attached hereto, all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

     9.4  WAIVER.  Any term or condition of this Agreement may be waived at any
          ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     9.5  AMENDMENT.  This Agreement may be amended, supplemented or modified
          ---------
only by a written instrument duly executed by or on behalf of each party hereto.

     9.6  NO THIRD PARTY BENEFICIARY.  The terms and provisions of this
          --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 8.2.
                                            -----------

     9.7  NO ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under Article 8 may
                                                                 ---------
be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.8  HEADINGS.  The headings used in this Agreement have been inserted for
          --------
convenience of reference only and do not define or limit the provisions hereof.

     9.9  SEVERABILITY.  If any provision of this Agreement is held to be
          ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

     9.10  GOVERNING LAW.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

     9.11  ARBITRATION AND VENUE.  Any controversy or claim arising out of or
           ---------------------
relating to this Agreement or the making, performance or interpretation thereof shall be submitted to arbitration in Travis County, Texas, pursuant to the rules and procedures of the American Arbitration Association before a panel of three arbitrators. The ruling of the arbitrator shall be final, and judgment thereon may be entered in any court having jurisdiction. If any question is submitted to a court of law for resolution, then the Superior Court of Travis County, Texas, or the United States District Court having jurisdiction in Travis County, Texas shall be the exclusive court of competent jurisdiction for the resolution of such question. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. The parties understand and agree that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Each party shall be entitled to pre-hearing discovery as provided in California Code of Civil Procedure Section 1283.05

     9.12  EXPENSE.  Except as otherwise provided in this Agreement, the Sellers
           -------
and Buyer shall pay the expenses and costs of Sellers and Buyer, respectively, incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     9.13  CONSTRUCTION.  No provision of this Agreement shall be construed in
           ------------
favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

     9.14  COUNTERPARTS.  This Agreement may be executed in any number of
           ------------
counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                   "BUYER"

                                   COMPS INFOSYSTEMS, INC.,
                                   a Delaware corporation

                                   By:   /s/  Chris Fenton
                                       -----------------------------------------

                                   Name:  Chris Fenton
                                         ---------------------------------------

                                   Title:  Vice President, Corporate Development
                                          --------------------------------------


                                   "SELLERS"

                                   AOBR, INC.,
                                   a Texas corporation

                                   By:   /s/  Guy Goodwin
                                       -----------------------------------------

                                   Name:   Guy Goodwin
                                         ---------------------------------------

                                   Title:   President
                                          --------------------------------------

                                       /s/  Linda Hoffman
                                   ---------------------------------------------
                                   Linda Hoffman


                                   "COMPANY PRINCIPALS"

                                       /s/  Guy Goodwin
                                   ---------------------------------------------
                                   Guy Goodwin


                                       /s/  Don Guy
                                   ---------------------------------------------
                                   Don Guy

                                   EXHIBIT A


                       FORM OF COMPS OFFICER CERTIFICATE

                             CERTIFICATE OF OFFICER
                            COMPS INFOSYSTEMS, INC.


          This Certificate is delivered pursuant to Section 2.9(b)(ii) of that certain Asset Purchase Agreement (the "Agreement"), dated as of December 4, 1998, by and among COMPS InfoSystems, Inc., AOBR, Inc., Linda Hoffman, Guy Goodwin and Don Guy. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

          I, Christopher A. Crane, do hereby certify that I am the duly elected, qualified and acting President of Buyer and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

          1. All representations and warranties of Buyer contained in the Agreement are true and correct on and as of the date hereof and Buyer has performed all agreements and covenants in a timely manner required to be performed by it prior to or on the date hereof.

          2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

          3. All Permits, authorizations, consents, approvals and waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Buyer to perform its obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

          IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of January, 1999.



                                    By:
                                       ---------------------------------------
                                       Christopher A. Crane
                                       President

                                   EXHIBIT B

                           FORM OF GENERAL ASSIGNMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement ("Assignment") is entered into this ___ day of __________, 199__, by and among AOBR, Inc., a Texas corporation, Linda Hoffman, an individual, (collectively, "Assignors"), and COMPS InfoSystems, Inc., a Delaware corporation ("Assignee").

                                    RECITALS
                                    --------

          WHEREAS, Assignors and Assignee have entered into that certain Asset Purchase Agreement dated _____________, 1998 (the "Purchase Agreement") by and among Assignors Guy Goodwin, Don Guy and Assignee, for the sale by Assignors of the Purchased Assets (as defined in Section 2.1 of the Purchase Agreement)
                                    -----------
(initially capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement);

          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Assignment and Assumption.  Assignors hereby agree that,
               -------------------------
effective as of the Closing, they shall grant, sell, convey, assign, transfer and deliver unto Assignee, and Assignee hereby agrees to accept and assume, free and clear of any Encumbrance or adverse claim of any kind whatsoever, all of Assignors' right, title and interest in and to all the Purchased Assets (as such assets are defined and described in the Purchase Agreement and the schedules relating thereto). Assignors hereby assigns, and Assignee hereby assumes and agrees to satisfy and perform when due those liabilities and obligations arising from the Assumed Liabilities on and after the Closing Date.

          2.   Assignors Covenant.  Assignors hereby covenant that they will, at
               ------------------
any time and from time to time, upon written request therefor, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments which may be reasonably necessary in order to protect or fully assign and transfer to and vest in Assignee, or its successors and assigns, all of Assignors' right, title and interest in and to the Purchased Assets.

          3.   Retained Liabilities.  The parties acknowledge and agree that,
               --------------------
except for the Assumed Liabilities, Assignors shall retain and be responsible for all obligations, liabilities, and claims of any nature, accruing, arising out of, or relating to Assignors and the Company's business, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or know or unknown (the "Retained Liabilities"). Pursuant to the terms of the Purchase Agreement,

Assignors shall indemnify and hold Assignee harmless from, against and in respect to (and shall reimburse Assignee for) any loss, liability, cost or expenses, including, without limitation, reasonable attorneys' fees, suffered or incurred by Assignee by reason of or resulting from the Retained Liabilities.

          4.   Entire Agreement. This Assignment, together with the Purchase
               ----------------
Agreement and all documents executed in connection with the Purchase Agreement, constitutes the entire agreement and understanding between and among the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Notwithstanding any other provisions of this Assignment to the contrary, nothing contained in this Assignment shall in any way superseded, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, and any of the obligations and indemnifications of Assignors or Assignee set forth in the Purchase Agreement nor shall this Assignment expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Assignment is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

          5.   Governing Law.  This Assignment shall in all respects be
               -------------
construed in accordance with and governed by the laws of the State of California without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of California in the governing law).

          6.   Counterparts.  This Agreement may be executed in any number of
               ------------
counter parts and by facsimile and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

COMPS InfoSystems, Inc.,                   AOBR, INC.
a Delaware corporation                     a Texas corporation


By:                                        By:
   ------------------------------             --------------------------------
   Christopher A. Crane
   President and Chief Executive Officer   Name:
                                                ------------------------------
                                           Title:
                                                ------------------------------


                                           -----------------------------------
                                           Linda Hoffman






          [SIGNATURE PAGE TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                   EXHIBIT C

                               LICENSE AGREEMENT

[LOGO]   COMPS InfoSystems, Inc.                Customer # ___________________
         Subscription Licensing Agreement       Contract # ___________________
         Page 1 of 6                            Purchase Order # _____________


                                  Exhibit "C"

====================================================================================================================================
Name:  Goodwin Partners                                               Name:
       ---------------------------------------------------------           ---------------------------------------------------------
Bill-to Contact:  Don Guy                                             Ship-to Contact:
                ------------------------------------------------                      ----------------------------------------------
Address:  8303 Mopac, Suite 3325                                      Address:  SAME
        --------------------------------------------------------              -----------------------------------------------------
City:   Austin                    State:  TX    ZIP:  78759           City:                     State:        ZIP:
        --------------------------       -----       -----------           -------------------         ------     -----------------
County:  Travis                   E-Mail:  eire@texas.net             County:                   E-Mail:
        -------------------------          ---------------------             ------------------        ----------------------------
Telephone:  512-917-7056          Fax:  512-502-4905                  Telephone:                Fax:
          -----------------------       ------------------------                ---------------      ------------------------------

====================================================================================================================================
SUBCRIPTION TERM                  BILLING CYCLE (circle one)          COMPSLINK WINDOWS VERSION               DELIVERY FORMAT
Start:  1/99   End: 12/00         Semi-Yr  [Yrly]  Mthly  Qtrly         (circle one)  100  200  300  [400]      [X]  FTP (N/C)
No. of Mos:   24                                                                        Enterprise_____       [_]  Diskette ($1.95
Renewal Date:   12/00                                                 USER STATUS                                  month per item)
                                  HARDWARE CONFIGURATION              [_]  Sole Proprietor                    [_]  CD ($5.00/month
HISTORICAL REPORTS                [X]  Stand alone                    [X]  Standard                                per region)
From:   1/92   Thru:  12/98       [X]  Network - LAN                  CONCURRENT USERS (circle one)
No. of Mos.:     72               [_]  Network - WAN # locations:     1    2-3    4-5    6-10                 Other:_______________

====================================================================================================================================
  LINE        #/Sets              COUNTY         PROPERTY TYPE                   HISTORIAL REPORTS        SUBSCRIPTION     TOTAL
   #        Same / Diff.                                           (Other)   Amount   Credit   Subtotal    (Initial       (Initial
             Location                                                                                        Term)          Term)
-----------------------------------------------------------------------------------------------------------------------------------
   1            1             AUSTIN            [C&I] [Apt/Res Lnd]  3495     $3495    (3495)   $    -0-    $              $  3495

   2                          Travis/Williamson  C&I   Apt/Res Lnd            $                 $           $              $

   3                          DALLAS METRO       C&I   Apt/Res Lnd            $                 $           $              $

   4                          Dallas             C&I   Apt/Res Lnd            $                 $           $              $

   5                          Tarrant            C&I   Apt/Res Lnd            $                 $           $              $

   6                          Collin             C&I   Apt/Res Lnd            $                 $           $              $

   7                          Denton             C&I   Apt/Res Lnd            $                 $           $              $

   8                          DENVER METRO       C&I   Apt/Res Lnd            $                 $           $              $

   9                          Denver             C&I   Apt/Res Lnd            $                 $           $              $

  10                          El Paso            C&I   Apt/Res Lnd            $                 $           $              $
====================================================================================================================================
Subscription fee waived as term of Acquisition Agreement for Hoffman Valuation Data Services                $              $ 3495
for documentation.

------------------------------------------------------------------------------------------------------------------------------------
OTHER CHARGES:  Duplicate Sets  $______  WAN  $______  Billing Cycle  $______  User Level  $______  Other  $______  Total:  $_____
CREDITS:  Sole Proprietor $______ Volume $______ Multi-Year $______ EDS $______ Conversion $______ Other $______    Total: ($3495)
------------------------------------------------------------------------------------------------------------------------------------

Agreement allows Goodwin Partners to export sales price data to the Office Building Report for the term of this Agreement or so long as Goodwin owns and publishes the Report. 2 additional copies to be shipped in short term with allowance to convert to 4-5 multi-task @ their discretion.

Ordered By:   Don Guy           Department:             Date:   12/7/98                           Subtotal       $ -0-
            ------------------              -----------       ----------                                         --------
                                                                                           Sales Tax ____%       $_______
                                                                                           Materials/C.P.R.      $_______
                                                                                           Set-Up Fee            $_______
                                                                                           GRAND TOTAL           $ -0-
                                                                                                                 --------

This Subscription Licensing Agreement between the above-named Customer and COMPS InfoSystems, Inc. ("COMPS") establishes the terms an d conditions under which COMPS will provide the services (the "Services") as set forth in this Agreement. Attached to and incorporate d into this Subscrption Licensing Agreement are the COMPS InfoSystems, Inc. General Terms and Conditions, which are an integral part of the agreement being formed hereby.

Each person executing this Agreement on behalf of COMPS or Customer represents and warrants that he or she has been authorized to do so, and that all necessary actions (if any) required for the execution have been taken.

                                                                                                TOTAL YEAR 2  $
                                                                                                              ----------
Customer:   Goodwin Partners                         COMPS Infosystems, Inc.                    TOTAL YEAR 3  $
          ------------------------------------                                                                ----------
By:    X   /s/ Don Guy                               By:      /s/ MICHAEL ARABE                 Business Code:     84
    ------------------------------------------           -----------------------------------                  ----------
Name (print):  Don Guy                               Name (print):   MICHAEL ARABE              Source Code:
             ---------------------------------           -----------------------------------                  ----------
Title:     PARTNER             Date: 12/7/98         Title:   SVP OF SALES    Date:  12/7/98    Sales Rep:    NDA  / ___
      -----------------------       ----------             -----------------       ---------                  ----------
====================================================================================================================================

                        SUBSCRIPTION LICENSING AGREEMENT

1.  TERMS OF AGREEMENT.  Attached to this Agreement and incorporated into this Agreement in its entirety are COMPS' General Terms and Conditions. The word "Agreement" will apply to all terms and conditions of the parties
          ---------
    whether contained in this Subscription Licensing Agreement or the General Terms and Conditions. Customer should carefully read all terms of the Agreement to become thoroughly familiar with all rights granted and duties imposed by Customer's use of COMPS materials.

2. SUBSCRIPTION. Subject to the terms and conditions of this Agreement, COMPS will provide to Customer, and Customer accepts, the COMPS services indicated on the cover page of this Agreement. The materials, documentation, software and information provided in any medium are collectively referred to as the "Subscription Materials." Customer may load and use any retrieval software provided to Customer by COMPS ("Software") on such computer systems and for such users as are set forth on the cover page of this Agreement. Customer will be responsible for all telephone charges, Internet service provider charges, and hardware/software necessary to access the Subscription Materials.

3. OWNERSHIP. All right, title and interest in Subscription Materials and any modifications, elaborations, derivatives or updates thereof, regardless of the authorship of such derivative works, in all languages, formats and media throughout the world, including all copyrights, are and will continue to be the exclusive property of COMPS. Customer acknowledges that Customer is licensing and leasing the use of the Subscription Materials and the Software, not buying Subscription Materials, Software or information contained within them.

4. TERM. The initial term of this Agreement, as set forth on the signature page hereto, extends from the Start Service Date to such End of Initial Term Date as Customer and COMPS agree to, plus, it so agreed by Customer and COMPS, an additional period of 12, 24 or 36 months, as indicated on the order page of the Agreement. The first day of the month following the End of Initial Term Date or (if applicable) following the agreed-upon additional period is the "Renewal Date." If no Renewal Date or End of Initial Term Date appears on the order page of the Agreement, then the term of the Agreement will be deemed to be 24 months from the Start Service Date. After the End Date or (if applicable) the Renewal Date, this Agreement, unless terminated pursuant to Section 5, will automatically renew for successive 12-month periods.

5. TERMINATION. COMPS may terminate this Agreement or suspend Services pursuant to this Agreement at any time in its own discretion effective upon receipt of the notice of termination and at any time effective immediately upon: (a) any failure of Customer to pay any amounts as required in this Agreement; (b) any breach by Customer of any provision of this Agreement related to Customer's use of the Subscription Materials; (c) any insolvency, bankruptcy, assignment for the benefit of creditors, appointment of a trustee or receiver or similar event with respect to Customer; (d) any governmental prohibition or required alteration of services or any violation of applicable law, rule or regulation or (e) any breach of or other reason set forth on the attached General Terms and Conditions. Customer may only terminate this Agreement effective on the Renewal Date or on each successive anniversary thereof or, if no Renewal Date has been agreed to, on the End of Initial Term Date or on each successive anniversary thereof by providing written notice, by certified mail, to COMPS at least 30 days prior to such applicable Renewal Date, End of Initial Term Date or anniversary of such date.

6. EFFECT OF TERMINATION. Any termination will not relieve Customer of its obligation to pay any charges incurred pursuant to this Agreement prior to such termination. In the event that Customer terminates this Agreement prior to the Renewal Date: (a) Customer will immediately pay any and all of the amounts due under this Agreement, (b) any credits, bonuses, or incentives provided to Customer by COMPS will be due and payable by Customer and (c) Customer will, upon demand, immediately return all Subscription Materials and Software to COMPS.

7. CANCELLATION FEES. COMPS will have the right to assess a reasonable cancellation fee, including a fee for administrative expenses and an amount equal to COMPS' estimate of lost revenue, in case of any cancellation of this Agreement: (a) by Customer prior to the next occurring Renewal Date or anniversary thereof or (b) by COMPS in case of a breach by Customer. Customer will pay the cancellation fee in addition to any remaining contract obligations.

8. AUTHORIZED USERS. All terms and conditions of this Agreement are applicable to all Customer's employees (as this term is defined in Section 3 of the General Terms and Conditions). Customer agrees to assume sole responsibility for all employees' compliance with this Agreement, for all charges incurred by each employee and for maintaining the security respecting any passwords issued to such employees.

9. SUCCESSORS. The rights granted under this Agreement may be transferred to a successor entity only if (a) such successor entity is approved by COMPS,
    (b) the successor entity executes a new Subscription Licensing Agreement and
    (c) the successor entity pays COMPS a transfer fee of ten percent (10%) of the cumulative fees for the Subscription Materials. COMPS expressly reserves the right to deny, in its sole and absolute discretion, transfer of the rights granted under this Agreement or the Subscription Materials, and in the event of such denial, neither Customer nor any employee of Customer may take the Subscription Materials to another company or other entity.


SUBSCRIPTION LICENSING AGREEMENT (76008.1)                             Only Page

                            COMPS INFOSYSTEMS, INC.
                          GENERAL TERMS AND CONDITIONS
                    FOR LICENSED USE OF REPORTS AND SOFTWARE

1. APPLICABILITY OF TERMS AND CONDITIONS. CUSTOMER SHOULD CAREFULLY READ THESE TERMS AND CONDITIONS. These terms and conditions apply to all products, services, software, documentation and information that COMPS Infosystems, Inc. ("COMPS") provides (or has previously provided) to Customer in whatever media or form, including, but not limited to, paper, diskettes, CD-ROM, Internet or on-line and any publications and software, produced, published and/or distributed by COMPS.

2. LIMITED LICENSE. Subject to these terms and conditions, COMPS hereby grants a revocable, non-transferable, non-exclusive license to use the Reports and Software provided by COMPS to Customer solely for the Permitted Uses (as defined below). "Reports" means the information that COMPS provides under
                     -------
    these terms and conditions, including the Internet and on-line services, data, photographs and maps on diskette or CD-ROM or on any other medium and all subscription materials and printed reports, whether in electronic or paper form. and any subsets, annotations, alterations, modifications or updates thereof. "Software" means any software, including new versions and
                      --------
    the accompanying user documentation, provided by COMPS to Customer to allow or facilitate Customers access to, retrieval of or use of the Reports. Customer will not accept copies of the Reports from any person or entity other than COMPS.

3. PERMITTED ACCESS. For purposes of this Agreement, an "employee" of Customer is any person who would be deemed such by the Internal Revenue Service and who performs at least twenty (20) hours of work per week for Customer. Customer acknowledges that only users who license the Reports or Software directly from COMPS, or those users' employees, are authorized to access the Reports or Software. Customer will ensure that access to and use of the Reports and Software is available only to employees needing such access, and that such use is conducted in a proper and legal manner. EXCEPT AS PERMITTED BY COMPS OR THIS AGREEMENT, CUSTOMER WILL NOT ALLOW NON EMPLOYEES ACCESS TO THE REPORTS OR SOFTWARE FOR ANY REASON.

4.  PERMITTED USES.  "Permitted Uses" means use of the Reports or Software by
                      --------------
    Customer in the course of Customer's business solely for the purpose of either supporting Customer's opinion of a property valuation or supporting a listing of Customer for sale or management of real property, including use in: (1) working papers or word processing or spreadsheet programs underlying a report prepared by Customer, (2) the final report prepared by Customer,
    (3) appraisals, (4) listing proposals, (5) presentations to financial institutions for asset valuation and review purposes, and (6) marketing packages. Customer is permitted to reproduce single Reports where used by Customer to support the valuation of a specific property. Permission to reproduce such Reports is limited to reproductions that are contained in actual final reports and proposals that are submitted to a Customer's client and to working papers therefor, and such reproductions will in no event exceed a reasonable number without the express written permission of COMPS. The permission granted to reproduce paper Reports is strictly limited to the circumstances described in this paragraph. "Permitted Uses" does not include use by or duplication for employees of Customer other than at the specific address to which the Reports are delivered.

5. PROHIBITED USES. Notwithstanding whether Customer obtains COMPS' Reports or Software from COMPS or any third party, Customer will not copy, annotate, alter, publish, broadcast, enhance, modify, sell, upload, download or in any other way reproduce the Reports or the Software except as expressly provided for in these terms and conditions or unless COMPS gives Customer its prior, written consent. Customer will not use, key, scan or type any part of the Reports or enter data contained within the Reports for the purpose of compiling databases or similar compilations to give, sell, rent or provide access to anyone, and Customer will not compete with COMPS. Customer will refer to COMPS anyone seeking to create derivative works from the Reports. The systematic accumulation of Reports or any part thereof retrieved by Customer from COMPS for storage in or export to any archival database for the purpose of future retrieval or re-use not related to the original purpose or job for which Reports were obtained, is specifically prohibited. Notwithstanding any provision to the contrary in Section 4 above, Customer is expressly prohibited from storing, copying, exporting or transferring the Reports or any part or derivative thereof into any contact management program, automated valuation programs, statistical analysis program or searchable database in Customer's own computer or any other electronic or other device. Customer may not resell the Reports or Software or any part or derivative thereof. Customer may not adapt, translate, export, decompile, disassemble or create derivative works of

GENERAL TERMS AND CONDITIONS (76009.1)                            Page 1 of 4
     the Reports or Software or any part thereof. Customer may not export Reports or any part thereof into any software other than word processing or spreadsheet programs, nor further export Reports or any part thereof out of such software. Customer is specifically prohibited from including COMPS' Reports or Software in any "data library" or other data-sharing arrangement accessible to anyone other than Customer's employees. Customer may not under any circumstances post the Reports or any portion thereof on any Internet site. The provisions of this Section will survive any termination or expiration of this Agreement.

6. SATELLITE OFFICES. The license for use of the Reports and the Software granted to Customer will only include Customer's employees located at the Customer's address or other address for which the Reports are licensed. If Customer operates offices at locations other than such address ("Satellite
                                                                      ---------
     offices") and if Customer has employees who will use the Reports or
     -------
     Software at such Satellite Offices then Customer will pay an additional user fee for those Reports or Software used in the Satellite Offices. CUSTOMER MAY NOT DUPLICATE THE REPORTS FOR USE IN THE SATELLITE OFFICES OR OTHERWISE ALLOW ELECTRONIC, NETWORK, ON-LINE OR OTHER ACCESS TO THE REPORTS OR SOFTWARE FROM SUCH SATELLITE OFFICES.

7. OWNERSHIP. All right, title and interest in reports and Software and any modifications, elaborations or derivatives thereof, regardless of the authorship of such derivative works, in all languages, formats and media throughout the world, including all copyrights, are and will continue to be the exclusive property of COMPS. Customer acknowledges that Customer is licensing and leasing the use of the Reports and the Software, not buying Reports, Software or information contained within them.

8. COPYRIGHTS. COMPS' Reports, Software and databases are copyrighted and are protected by the copyright laws of the United States and the Universal Copyright Convention. Customer acknowledges that the Reports and Software are proprietary to COMPS - and comprise: (a) works of original authorship including compiled Reports containing COMPS' copyrightable selection, arrangement and coordination and expression of such Reports or material it has created, gathered or assembled; (b) confidential and trade secret information; and (c) work product that has been created. developed and maintained by COMPS at great expense of time and money such that misappropriation or unauthorized use by others for commercial gain would unfairly and irreparably harm COMPS. Customer will not commit or permit any act omission that would impair COMPS' copyright and other intellectual property rights in the Reports and Software. COMPS has the sole right to annotate, alter, or modify any Reports or Software or, except as permitted by this Agreement, integrate or incorporate the Reports or Software into another database. contract management, automated valuation or statistical analysis program or other work. Any Reports or Software that are reformatted, incorporated into another work, annotated, altered, or modified by Customer will be derivative works that remain the sole property of COMPS. Except for the limited license provided, COMPS reserves all rights in and to Reports, Software and all underlying data compilations and information maintained by COMPS, including but not limited to the exclusive rights under copyright and the right to grant further licenses.

9. TRADEMARKS. Customer will not use any trademark, service mark or trade name of COMPS or any of its affiliated companies without COMPS' prior written consent. The parties agree that COMPS' copyright and trademark notices will at all times remain on all Reports and Software. and Customer will not remove or alter such copyright and trademark notices. Customer acknowledges that no right has been granted by, COMPS to reproduce or use in any way COMPS' trademarks.

10. CONFIDENTIALITY. Customer will treat the Reports in any form as confidential and will not divulge them to any person except as permitted by these terms and conditions. Customer will instruct its employees who have access to the Reports to keep them confidential.

11. LIMITED WARRANTY. COMPS warrants that (a) COMPS has obtained the information contained in the Reports from sources that COMPS believes to be reliable and (b) the media on which the information contained in the Reports is delivered is free from defects in material and workmanship for a period if' 90 days from delivery to Customer. If any media containing any Reports or Software is defective, COMPS will at COMPS' sole option, either repair or replace it. In either case, Customer will return to COMPS all defective media containing Reports or Software along with an explanation of the nature of the defect. Any replacement media will be warranted for the remainder of the original warranty period. Customer understands that COMPS does not and cannot for the fees charged guarantee or warrant the correctness, completeness, currentness, merchantability or fitness for a particular purpose of its Reports. Accordingly, the data and information

GENERAL TERMS AND CONDITIONS (76009.1)                            Page 3 of 4
     contained in the Reports and Software is delivered AS IS, and COMPS does not warrant, represent, or guaranty its correctness, accuracy or completeness. Customer acknowledges and agrees that the provisions of this limited warranty constitute the sole and exclusive remedy available to it with regard to the Reports and Software.

12. WARRANTY DISCLAIMER. COMPS DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13. RISK ALLOCATION. Customer also acknowledges that (a) every business decision to some degree represents an assumption of risk, (b) the prices that COMPS charges its Customers for Reports are based, in part, upon COMPS' expectation that the risk of any loss that might be incurred by Customer in reliance upon the Reports will be borne by Customer, and COMPS in furnishing information does not assume Customer's risks, (c) certain information provided in connection with COMPS' Reports is received from third parties and COMPS has undertaken such inquiry as COMPS, in its discretion, deems appropriate to determine the qualifications of each such third party, but COMPS does not in any way guaranty or warrant the accuracy of any information provided by such third party. COMPS will not be liable for any loss, injury, claim, liability or damage of any kind resulting in any way from (1) any errors in or omissions from the Reports, (2) the unavailability of Reports or an interruption in the delivery of Reports,
     (3) Customer's use of the Reports or the Software, (4) COMPS' negligent or other acts or omissions in procuring, compiling, collecting, interpreting, reporting, communicating or delivering Reports or (5) any termination or non-renewal of this Agreement. Customer will defend, indemnify and hold harmless COMPS from and against any and all claims, losses or damages to persons or property resulting indirectly or directly from Customer's use of the Reports, products and services provided under these terms and conditions.

14. LIMITATION OF LIABILITY. COMPS' AGGREGATE LIABILITY UNDER THESE TERMS AND CONDITIONS OR IN CONNECTION WITH ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THE REPORTS OR SOFTWARE WILL NOT EXCEED THE ANNUAL AMOUNT ACTUALLY RECEIVED BY COMPS FROM CUSTOMER PURSUANT TO THIS AGREEMENT. NEITHER COMPS NOR ANY RELATED PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL. OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER REGARDLESS OF ANY NEGLIGENCE OF COMPS OR ANY RELATED PARTY AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, COMPS, ITS AFFILIATES, AGENTS OR LICENSORS WILL NOT BE LIABLE TO CUSTOMER OR ANYONE ELSE FOR ANY DECISION MADE OR ACTION TAKEN BY CUSTOMER IN RELIANCE ON COMPS' REPORTS.

15. COMPLIANCE. When Reports or Software are provided subject to restrictions on frequency of use or on the total number of users. Customer will comply with those restrictions. Customer will permit COMPS to inspect Customer's offices or facilities during regular business hours the point or points at which Reports and Software are used and to furnish whatever assistance is reasonably necessary to permit COMPS to determine Customer's compliance or the extent of Customer's noncompliance. Customer authorizes COMPS to send notices of non-compliance or delinquent account status by means of the most expedient method available, including without limitation telex, telegram, facsimile, electronic mail or letter as determined by COMPS. The failure of Customer strictly to comply with these terms and conditions will constitute irrevocable default and will lead immediately to the termination of the right of Customer to use the Reports and Software and, upon COMPS' election, of any other agreement between Customer and COMPS.

16. EXPIRATION OR TERMINATION. In the event of any expiration or termination of this Agreement: (a) Customer's continuing right to access or use COMPS' Reports or any other COMPS products or services, granted at COMPS' sole discretion, is limited to the Reports and Software that Customer has licensed from COMPS in the past; (b) Customer has no right to access or use any other COMPS Reports accessed or obtained from any source other than COMPS; and (c) Customer will, if COMPS so demands, within seven (7) days return to COMPS all Reports, Software and any other materials in Customer's possession containing COMPS' information and will deliver to COMPS a written certification of Customer's .compliance with the foregoing. Upon any termination or expiration of this Agreement, COMPS may send a representative to Customer's location to retrieve COMPS' Reports, Software and other information belonging to COMPS, which Customer agrees to deliver to such representative upon demand at that time.

GENERAL TERMS AND CONDITIONS (76009.1)                            Page 4 of 4

17. REMEDIES. All of the remedies set forth in these terms and conditions are in addition to any that may be available under applicable law and are cumulative and not alternative.

18. PRICES. Unless otherwise specified in writing, COMPS' published prices will apply to any Reports or Software or other services provided by COMPS to Customer and are exclusive of taxes, use, excise or other similar taxes and any such present or future applicable taxes on the sale of Reports or Software services and/or products will be paid by the Customer. Requested expedited handling will be subject to an additional charge. COMPS reserves the right to revise its prices in connection with its adoption of a new price schedule or modification of existing schedules that are generally applicable to the Reports and Software. Unless otherwise specified in writing, such revised prices will be applicable to all Reports and Software delivered on and after the effective date of the price change.

19. PAYMENT TERMS. Customer will pay the price for the Reports, materials, Software or services delivered to Customer, as specified on the invoice therefor delivered to Customer by COMPS. When COMPS has extended credit to Customer, the terms of payment will be net 30 days from the date of invoice unless different terms are agreed to in writing. The amount of credit or terms of payment may be changed or credit withdrawn by COMPS at any time. Payment will be made without any deduction or offset by reason of any alleged counterclaim. COMPS' most recent written invoice, change order or statement of account will constitute presumptive evidence of all amounts due and owing from Customer unless disputed by Customer in writing within ten business days or COMPS' mailing or transmittal to Customer of such invoice, change order or statement of account. All payments received after the due date will incur a late payment charge in an amount equal to 1-1/2% per month (18% per year) until paid or at such lesser interest rate as is required by any applicable law Customer will pay to COMPS fifteen dollars ($15.00) for each check delivered to COMPS that is returned for insufficient funds. If any suit or arbitration is brought to collect any amounts owing by Customer, COMPS will be entitled to recover its costs and attorneys' fees incurred in connection with collecting such amounts owed. COMPS may withhold delivery of any Reports or Software under this Agreement if Customer does not pay any amount when due under this Agreement.

20. INJUNCTIVE RELIEF. In the event of a breach of these terms and conditions by Customer, COMPS will suffer irreparable harm and will be entitled to injunctive relief as well as all other remedies available at law or equity, without the necessity of posting a bond.

21. LIQUIDATED DAMAGES. Customer acknowledges and agrees that COMPS' actual damages for Customer's breach of this Agreement cannot be precisely estimated in advance. COMPS may elect to recover liquidated damages for each breach by Customer of any provision of this Agreement related to COMPS' copyrights in the Subscription Materials. If COMPS elects to do so, Customer agrees to pay COMPS, for each such breach, liquidated damages of three times the amount charged Customer by COMPS for the use of Subscription Materials in the twelve months preceding such breach. Customer agrees that these liquidated damages are fair and equitable and in no way punitive.

22. RIGHT OF OFFSET. If COMPS has reason to believe that Customer is in breach of any provision of this Agreement related to COMPS' copyrights in the Subscription Materials, Customer agrees that COMPS may retain any or all of Customer's advance payment(s) for Reports or Software or subscription fees as a partial or complete offset against any damages amount to which COMPS may ultimately be entitled for Customer's breach(es). COMPS will not apply the offset to the total damages amount owed COMPS by Customer for breach until that amount has been fixed through litigation. arbitration or agreement.

23. DISPUTES. These terms and conditions will be governed by and construed under the laws of the State of California without regard to the application of the principles of conflict of laws, and, subject to the arbitration provisions set forth below, the Customer and COMPS (the "Parties") will submit all disputes arising out of or related to these terms and conditions or to the performance, breach or termination, thereof, to binding arbitration pursuant to the Expedited Procedures of the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). The arbitration will take place in San Diego, California. The dispute will be resolved by a single arbitrator appointed by the AAA in accordance with the list procedure described in Paragraph 13 of the Rules, except that the AAA will transmit the list within ten days of the filing of the Demand for Arbitration, and the Parties will have five days to return the list to the AAA with their objections and preferences. Discovery will be limited to no more than two depositions by each side and written document requests, requesting the production of specific documents. The Parties will voluntarily produce any and all documents that they intend to use at the hearing before the close of

GENERAL TERMS AND CONDITIONS (76009.1)                            Page 5 of 4
      discovery, subject to supplementation for purposes of rebuttal or good cause shown. The period for taking discovery will be 60 days, commencing upon the day that the answer is due under the Rules. The arbitrator will hold a pre-hearing conference within three days of the close of discovery and will schedule the hearing within 30 days of the close of discovery. Prior to the selection of the arbitration, nothing in this Agreement will prevent the Parties from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive other equitable measures. After the arbitral panel is selected, it will have sole jurisdiction to hear such applications, except that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the Parties. Each party will pay its own fees and costs associated with the Arbitration. Each party will pay one-half the estimated arbitrator's fees up front and if either party fails to do so a default will be entered against such party. The Parties submit to the exclusive jurisdiction of any court sitting in the County of San Diego, State of California, for the resolution of any dispute or enforcement of any right arising out of or relating to this Section 23,
                                                                  ----------
      and waive any objection to the venue or personal jurisdiction of said courts. The Parties agree that the arbitrator will be entitled to award to COMPS, for each breach by Customer of any provisions of this Agreement, actual damages according to proof, liquidated damages in accordance with
      Section 21, or statutory damages for copyright infringement in accordance
      ----------
      with the U.S. Copyright Act, at COMPS' election.

24. ENTIRE AGREEMENT. These terms and conditions (and any Subscription Licensing Agreement, if applicable) constitute the entire agreement between the parties and supersede all prior agreements, whether oral or written, which have been entered into before execution of these terms and conditions.

25. REQUIREMENT OF A WRITING. Copies and facsimiles of signed originals of these terms and conditions and of orders will be as binding on Customer as originals. Orders Placed by Customer regardless of communication method and accepted by COMPS will be binding on Customer.

26. CONSTRUCTION RULES. If any term or provision of these terms and conditions is held to be to extent invalid or otherwise unenforceable by any court of' competent jurisdiction, such provision will be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent, and in every case the remainder of these terms and conditions will not be affected thereby and will remain valid and enforceable. Typographical and clerical errors are subject to correction.

27. NOTICES. Any notice or communication provided for pursuant to these terms and conditions will be in writing and will be deemed given and received
      (a) upon delivery, if personally delivered or by facsimile transmission with receipt acknowledged, (b) one business day after having been deposited for overnight delivery with a well-recognized overnight courier or (c) three business days after deposit in U.S. mail when sent by registered or certified mail, postage prepaid, with proof of delivery at the address for such party previously provided to the other party by such party.

28. FORCE MAJEURE. COMPS' performance under these terms and conditions will be suspended and excused to the extent that COMPS is hindered or prevented from performance for causes beyond COMPS' control including, but not limited to, events of force majeure.

29. AMENDMENTS & WAIVERS. No modification or waiver of these terms and conditions will be binding on either party unless in writing and executed by the duly authorized officer of COMPS and by a duly authorized representative of Customer. The waiver by any party of any specific breach will not operate or be construed as a waiver of any preceding, contemporaneous or succeeding breach or as a continuing waiver. No failure or delay by a party in exercising any right, power, or privilege under these terms and conditions or other conduct by a party will operate as a waiver, and no single or partial exercise thereof will preclude the full exercise or further exercise of any right, power, or privilege.

30. BINDING AGREEMENT. These terms and conditions will only be effective and enforceable against COMPS when executed by a duly authorized representative of COMPS if unmodified or by the Chairman or President of COMPS if modified at COMPS' principal offices in San Diego, California. These terms and conditions are binding on the Customer and all successors, permitted assigns, agents, representatives, and employees of Customer.

31. SURVIVAL. The parties' rights and obligations which by their nature would extend beyond the termination, cancellation, or expiration of any agreement between the parties or these terms and conditions, will survive such termination, cancellation or expiration.

32. ASSIGNMENT. Customer will not assign any benefit under any agreement with COMPS or these terms and conditions without COMPS' written consent, which will, if given, be on such terms as COMPS deems to be appropriate.


GENERAL TERMS AND CONDITIONS (76009.1)                            Page 6 of 4

                                   EXHIBIT D


                              FORM OF BILL OF SALE

          THIS BILL OF SALE dated as of _______________, 199__, is being executed and delivered by AOBR, Inc., a Texas corporation, and Linda Hoffman (collectively, "Sellers") pursuant to that certain Asset Purchase Agreement dated as of ______________, 199__ (the "Purchase Agreement"), by and among Sellers, Guy Goodwin, Don Guy and COMPS InfoSystems, Inc., a Delaware corporation ("Buyer"). The execution and delivery of this Bill of Sale is a condition to Buyer's obligations under the Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers hereby agree as follows:

          1. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Purchase Agreement.

          Subject to the terms and conditions set forth in the Purchase Agreement, Sellers hereby grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer hereby purchases and acquires from Sellers, free and clear of any Encumbrance or adverse claim of any kind whatsoever, all of Sellers' right, title, and interest in and to all assets, properties, rights, contracts and interests of Sellers, wherever located, that are used in or pertain to the Business, as set forth below (collectively, the "Purchased Assets").

          (a) the historical database of the Business, in electronic and hard copy form, including, without limitation, the Report, plat maps, photographs, and sales comparable data, owned or licensed by the Company and used in the Business;

          (b) all former, current and prospective customer lists, mailing lists, telephone numbers, correspondence, vendor lists, list of billings and receivables for former and current customer accounts of the Company related to the Business set forth in Schedule 2.1(b) to the Purchase Agreement (the
                          ---------------
"Business Customer Lists");

          (c) all the Books and Records of the Company relating to the Business, including without limitation, operating data, the data collection methodology, sales and other literatures, files and documents relating to the Business (the "Business Records");

          (d) all right, title and interest in and to all of the Company Intellectual Property, including, without limitation, (i) all of the Company's rights to the Company Trademarks; and (ii) the Company Intellectual Property set forth on Schedule 2.1(d) to the Purchase Agreement and all improvements,
         ---------------
modifications and other Intellectual Property derived therefrom;

          (e) all licenses, permits, consents, approvals, orders, certificates, authorizations, declarations and filings held by the Company, including the fictitious business name statement or other similar document filed with the Texas Secretary of State for the name "Hoffman Valuation Data Services," necessary or incidental to the conduct of the Business as set forth in Schedule
                                                                       --------
2.1(e) to the Purchase Agreement (the "Business Permits"); and
------

          (f) the goodwill and going concern value of the Business.

          2. Buyer hereby waives compliance by Sellers with the provisions of the bulk transfer laws of any state. Sellers warrant and agree to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance. Pursuant to the terms of the Purchase Agreement, Sellers shall indemnify and hold Buyer harmless from, against and in respect of (and shall on demand reimburse Buyer for) any Damages suffered or incurred by Buyer by reason of the failure of Sellers to pay or discharge such claims.

          3. From time to time after the date hereof, Sellers will execute and deliver, or cause their affiliates to execute and deliver, to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer or its counsel in order to vest in the Company all right, title and interest of Sellers in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Bill of Sale.

          4. Notwithstanding any other provisions of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of rights and remedies, and any of the obligations and indemnifications of Sellers or Buyer set forth in the Purchase Agreement nor shall this Bill of Sale expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Bill of Sale is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

          5. This Bill of Sale shall in all respects be construed in accordance with and governed by the laws of the State of California without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of California in the governing law).

          6. This Bill of Sale may be executed by the parties herein in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts and facsimile shall together shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed and delivered on the date and year first written above.

                                    AOBR, INC.,

                                    a Texas corporation

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Its:
                                        -------------------------------------


                                       --------------------------------------
                                       Linda Hoffman



                      [SIGNATURE PAGE TO THE BILL OF SALE]

                                   EXHIBIT E


                       FORM OF NON-COMPETITION AGREEMENT

            See Exhibit 10.19 to Registration Statement on Form S-1

                                   EXHIBIT F


                    FORM OF INTELLECTUAL PROPERTY ASSIGNMENT

          Intellectual Property Assignment is entered into this ___ day of _____________, 199__ by and among AOBR, Inc., a Texas corporation, Linda Hoffman (together, "Assignors"), and COMPS InfoSystems, Inc., a Delaware corporation ("Assignee").

          WHEREAS, Assignee and Assignors are parties to that certain Asset Purchase Agreement dated ________________, (the "Purchase Agreement") (initially capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement);

          WHEREAS, the execution and delivery of this Intellectual Property Assignment is a condition precedent to Assignee's obligations under the Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignors assign to Assignee, and Assignee hereby accepts such assignment of, Assignors' entire right, title and interest in and to all of the Company Intellectual Property (as such intellectual property is defined and described in the Purchase Agreement and the schedules relating thereto), including, without limitation, the names "Hoffman Valuation Data Services" and the "Hoffman Report," and all variations thereof, and all rights to damages and payments for past, present or future infringements or misappropriations thereof in all countries and the goodwill of the Business and operations of the Company associated with the Intellectual Property.

     2.   The rights, title and interest assigned under Section 1 above shall be
                                                        ---------
for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignors if this assignment and sale had not been made.

     3. Where appropriate, Assignors authorize and request the Commissioner of Patents and Trademarks of the United States, and an official of any country or countries foreign to the United States, whose duty it is to register patents, trademarks or copyrights, to record Assignee as the assignee and owner of the Intellectual Property.

     4. Concurrently with the execution of this Intellectual Property Assignment, Assignors shall deliver the original papers, applications, and other official documents relating to all patents and trademarks, and other Intellectual Property, assigned under Section 1 above.
                                      ---------

     5. Assignors hereby represent and warrant that all rights, title, and interest assigned under Section 1 above are free and clear of Encumbrances and
                        ---------
that Assignors have not executed and will not execute any agreement or other instrument in conflict herewith.

     6. Assignors hereby covenant and agree that they shall cease and refrain from all use of all rights, title, and interests assigned under Section 1 above
                                                                ---------
in all countries of the world as of the date hereof.

     7. With respect to the Company Intellectual Property, Assignors will, from and after the Closing (i) use their best efforts to keep such Company Intellectual Property confidential, including continuing to protect the confidential nature of such Company Intellectual Property as if the sale provided for in the Purchase Agreement had not occurred, (ii) not disclose the Company Intellectual Property to any third party and (iii) not use the Company Intellectual Property.

     8. From time to time after the date hereof, Assignors will execute and deliver, or cause their affiliates to execute and deliver, to Assignee such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Assignee or its counsel in order to vest in Assignee all right, title and interest of Assignors in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Intellectual Property Assignment.

     9. This Intellectual Property Assignment, together with the Purchase Agreement and all documents executed in connection with the Purchase Agreement, constitutes the entire agreement and understanding between and among the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Notwithstanding any other provisions of this Intellectual Property Assignment to the contrary, nothing contained in this Intellectual Property Assignment shall in any way superseded, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, and any of the obligations and indemnifications of Assignors or Assignee set forth in the Purchase Agreement nor shall this Intellectual Property Assignment expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Intellectual Property Assignment is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

     10. This Intellectual Property Assignment shall in all respects be construed in accordance with and governed by the laws of the State of California without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of California in the governing law).

     11. This Intellectual Property Assignment may be executed by the parties herein in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts and facsimile shall together shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPS InfoSystems, Inc.,                   AOBR, INC.,
a Delaware corporation                     a Texas corporation


By:                                        By:
   --------------------------------           --------------------------------
   Christopher A. Crane
   President and Chief Executive Officer    Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                            ----------------------------------
                                            Linda Hoffman




            [SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY ASSIGNMENT]

                                 ACKNOWLEDGMENT

STATE OF TEXAS                )
                              )     ss.
COUNTY OF _________________   )

          On this ______ day of November, in the year 1998, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared ______________________ and Linda Hoffman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they respectively executed the same in their authorized capacities, and that by their signature on the instrument the persons executed the instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.



[SEAL]

                                      ______________________________
                                      Notary Public in and for the
                                      aforesaid County and State

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA           )
                              )     ss.
COUNTY OF SAN DIEGO           )

          On this ______ day of November, in the year 1998, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared Christopher A. Crane, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they respectively executed the same in their authorized capacities, and that by their signature on the instrument the persons executed the instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.



[SEAL]

                                      ______________________________
                                      Notary Public in and for the
                                      aforesaid County and State

                                   EXHIBIT G


       FORM OF CERTIFICATES OF COMPANY OFFICER, HOFFMAN, GUY AND GOODWIN

                             CERTIFICATE OF OFFICER
                                   AOBR, INC.

          This Certificate is delivered pursuant to Section 2.9(c)(viii) of that certain Asset Purchase Agreement (the "Agreement"), dated as of December 4, 1998, by and among COMPS InfoSystems, Inc., AOBR, Inc., Linda Hoffman, Guy Goodwin and Don Guy. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

          I, ________________________, do hereby certify that I am the duly elected, qualified and acting ______________________ of the Company and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

          1. All representations and warranties of the Sellers and the Company Principals contained in the Agreement are true and correct on and as of the date hereof and the Sellers and the Company Principals have performed all agreements and covenants in a timely manner required to be performed by them prior to or on the date hereof.

          2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

          3. Sellers and the Company Principals have not acted or caused any Person to act in any manner which has created or could reasonably create any Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets, nor has there been any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets.

          4. All Permits, authorizations, consents, approvals and waivers from third parties (including without limitation required consents set forth on
Section 3.20 of the Disclosure Schedule to the Agreement) and Governmental or
------------
Regulatory Authorities and other Persons necessary or appropriate to permit Sellers and the Company Principals to perform their respective obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

          IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ___________, 199__.

                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

                          CERTIFICATE OF LINDA HOFFMAN

          This Certificate is delivered pursuant to Section 2.9(c)(viii) of that certain Asset Purchase Agreement (the "Agreement"), dated as of _______________, 199__, by and among COMPS InfoSystems, Inc., AOBR, Inc., Linda Hoffman, Guy Goodwin and Don Guy. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

          I, Linda Hoffman, do hereby certify that:

          1. All representations and warranties of the Sellers and the Company Principals contained in the Agreement are true and correct on and as of the date hereof and the Sellers and the Company Principals have performed all agreements and covenants in a timely manner required to be performed by them prior to or on the date hereof.

          2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

          3. Sellers and the Company Principals have not acted or caused any Person to act in any manner which has created or could reasonably create any Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets, nor has there been any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets.

          4. All Permits, authorizations, consents, approvals and waivers from third parties (including without limitation required consents set forth on
Section 3.20 of the Disclosure Schedule to the Agreement) and Governmental or
------------
Regulatory Authorities and other Persons necessary or appropriate to permit Sellers and the Company Principals to perform their respective obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

          IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ____________, 199__.


                                       ------------------------------
                                       Linda Hoffman

                             CERTIFICATE OF DON GUY

          This Certificate is delivered pursuant to Section 2.9(c)(viii) of that certain Asset Purchase Agreement (the "Agreement"), dated as of _____________, 199__, by and among COMPS InfoSystems, Inc., AOBR, Inc., Linda Hoffman, Guy Goodwin and Don Guy. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

          I, Don Guy, do hereby certify that:

          1. All representations and warranties of the Sellers and the Company Principals contained in the Agreement are true and correct on and as of the date hereof and the Sellers and the Company Principals have performed all agreements and covenants in a timely manner required to be performed by them prior to or on the date hereof.

          2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

          3. Sellers and the Company Principals have not acted or caused any Person to act in any manner which has created or could reasonably create any Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets, nor has there been any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets.

          4. All Permits, authorizations, consents, approvals and waivers from third parties (including without limitation required consents set forth on

Section 3.20 of the Disclosure Schedule to the Agreement) and Governmental or
------------
Regulatory Authorities and other Persons necessary or appropriate to permit Sellers and the Company Principals to perform their respective obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

          IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ____________, 199__.


                                       ---------------------------
                                       Don Guy

                           CERTIFICATE OF GUY GOODWIN

          This Certificate is delivered pursuant to Section 2.9(c)(viii) of that certain Asset Purchase Agreement (the "Agreement"), dated as of
_________________, 199__, by and among COMPS InfoSystems, Inc., AOBR, Inc., Linda Hoffman, Guy Goodwin and Don Guy. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

          I, Guy Goodwin, do hereby certify that:

          1. All representations and warranties of the Sellers and the Company Principals contained in the Agreement are true and correct on and as of the date hereof and the Sellers and the Company Principals have performed all agreements and covenants in a timely manner required to be performed by them prior to or on the date hereof.

          2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

          3. Sellers and the Company Principals have not acted or caused any Person to act in any manner which has created or could reasonably create any Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets, nor has there been any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, Hoffman, the Business or the Purchased Assets.

          4. All Permits, authorizations, consents, approvals and waivers from third parties (including without limitation required consents set forth on
Section 3.20 of the Disclosure Schedule to the Agreement) and Governmental or
------------
Regulatory Authorities and other Persons necessary or appropriate to permit Sellers and the Company Principals to perform their respective obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

          IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of _______________, 199__.



                                       ---------------------------
                                       Guy Goodwin

                                SCHEDULE 2.1(b)

                             BUSINESS CUSTOMER LIST

                                    * * *

*** = Certain information in this exhibit has been ommited and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                SCHEDULE 2.1(D)

                         COMPANY INTELLECTUAL PROPERTY

     1.  The Company Trademarks as defined in the Agreement

     2. The method of ascertaining which properties sold during a given period of time and determining which of those properties are of such significance that they deserve confirmation of sales data, the preparation of a data sheet on each property to be confined, and the contacting of buyers, sellers, and brokers to obtain sales data. A detailed description of such methodology is described in Annex 2. 1 (d) attached hereto.

                                  ANNEX 2.1(d)


                                  HVDS REPORT

LAST WEEK OF THE MONTH
----------------------

1. Order TCAD Run (Report name 801J) by date-range search. Paper report produced by TCAD. This report lists all the transactions within a specific date range. The property types are identified by structure code.
2. From the 801J report, properties are targeted for research. Transactions are entered into the "Comps -- Add Comps" database.

FIRST WEEK OF THE MONTH
-----------------------

1.   Go to TCAD   Working in "Add Comp" (on laptop computer), each transaction is pulled up and additional information about the property/transaction is entered. This task can take from 4-8 hours depending on the number of transactions.
2. Back at office, (a) export comps into their corresponding databases, (b) Enter Mapsco pages & grids, zip codes, sectors (quadrant), (c) print worksheets.
3. Compile phone numbers for each of the new transactions. Resources used: phone books, contact lists, Cole Director, Secretary of State, Co. Clerk, directory assistance. This typically takes a little less than a day.

FIRST, SECOND & THIRD WEEKS OF THE MONTH
----------------------------------------

1. The calls begin. Confirmations typically run 2-1/2 to 3 weeks. We aim for a minimum of 60 sales per month.
2.   Plats & zoning are pulled on weekly basis.
3.   Sales info entered in databases.

FINAL WEEK OF MONTH
-------------------

1.   Complete any input, boilerplate info, etc.
2.   Final check is done to make sure that all sales have been entered.
3.   Generate photo list and print Takephoto.
4.   One-two days to take pictures.
5.   After pictures, input any construction details lacking.
6.   Generate delivery list, fax to Corporate Express.
7.   Generate invoices.
8.   Generate master report index.  Generate indexes for index-only clients.
9.   Print and proof report.  Make any corrections.  Print final master copy.
10.  Make copies of report -- 3-hold paper.
11.  Generate diskettes.  (Client disks & comptroller disk).
12. Bind report -- 3-hold binders. Insert invoices & diskettes. Place in envelopes -- place for pickup by courier.
13.  Mail out-of-town reports & indexes.

                                SCHEDULE 2.1(e)

                                BUSINESS PERMITS

None.

                                  SCHEDULE 2.2

                                EXCLUDED ASSETS

Excluded assets are all assets of the Business, the Company, Hoffman and the Company Principals that are not included in Article 2.1 of the Agreement.

                            COMPS INFOSYSTEMS, INC.
                        HOFFMAN VALUATION DATA SERVICES
                          ALLOCATION OF PURCHASE PRICE

                                  SCHEDULE 2.5


Assets purchased:

     Value assigned to intangible assets purchased
       Goodwill                                                25,000

     Research and Development Expense*                         95,000
                                                             --------
Total value of assets purchased                              $120,000
                                                             ========

Purchase Price:

     Cash paid at purchase                                   $120,000
                                                             --------
Total purchase price                                         $120,000
                                                             ========



* Cost of assets purchased to be used for research and development of Austin market. Database to be used for purposes of historical information; no value assigned to sale or offer of historical information.

                              DISCLOSURE SCHEDULES


Section 3.1 (a). Officers and Directors of AOBR, Inc. -- Guy Goodwin, President, Director, 50% shareholder; Don Guy, Secretary, Director, 50% shareholder.

Section 3.11. All purchased assets are located at 8303 North Mopac, Suite B325, Austin, TX 98759

Section 3.19. The billings/invoices provided to the Buyer is as of the commencement of operations of the Business under AOBR, Inc., subsequent to its purchase of the 50% interest of the Business from Hoffman up to date of delivery of same to Buyer on 11/18/98. The billings/invoices do not cover any part of 1997. Invoice prior to 4/98 have been discarded. There is a verbal agreement with Robin Davis, Austin Investor Interests, to provide her with quarterly multi-family sales data in return for her multi-family guide which is used by the business as a resource for data on multi-family properties. There are also verbal agreements with TCAD and WCAD to supply them with the monthly report in return for sales transaction data reports. There is a verbal agreement with Roger Holmes with the State of Texas Comptrollers office to provide him a monthly report in exchange for his confirmation of sales which is compiled from a questionnaire sent directly to buyers by the Comptrollers office.